PARTNERSHIP AGREEMENT

                                       OF

                     TENNENBAUM OPPORTUNITIES PARTNERS V, LP
                         a Delaware Limited Partnership









                          Dated as of December 15, 2006




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                                TABLE OF CONTENTS

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                                                                                                               Page
SECTION 1. DEFINED TERMS..........................................................................................1

SECTION 2. LIMITED PARTNERSHIP FORMATION AND IDENTIFICATION......................................................10
         2.1      Formation......................................................................................10
         2.2      Name and Place of Business.....................................................................10
         2.3      Records of Partners..............................................................................
         2.4      Limited Partnership............................................................................11

SECTION 3. PURPOSE, NATURE OF BUSINESS AND POWERS................................................................11

SECTION 4. TERM..................................................................................................12

SECTION 5. PARTNERSHIP INTERESTS.................................................................................12
         5.1      Capital Accounts...............................................................................12
         5.2      Classes and Series.............................................................................12
         5.3      Issuance of Interests..........................................................................13
         5.4      Rights of Partners.............................................................................13

SECTION 6. REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS....................................................13

SECTION 7. CAPITAL ACCOUNTS AND ALLOCATIONS......................................................................14
         7.1      Capital Contributions of Partners..............................................................14
         7.2      Withdrawal of Capital..........................................................................14
         7.3      Capital Accounts...............................................................................14
         7.4      Allocations in General.........................................................................15
         7.5      Allocation of Net Profit and Net Loss..........................................................15
         7.6      Corrective Adjustments.........................................................................17
         7.7      Special Allocations............................................................................17
         7.8      Adjustments to Reflect Changes in Interests....................................................19
         7.9      Allocation of Taxable Income and Loss..........................................................19
         7.10     Guaranteed Payments............................................................................19
         7.11     Allocation of Nonrecourse Deductions...........................................................19
         7.12     Allocation of Partner Nonrecourse Deductions...................................................20
         7.13     Excess Nonrecourse Liabilities.................................................................20
         7.14     Treatment of Certain Distributions.............................................................20

SECTION 8. DISTRIBUTIONS.........................................................................................20
         8.1      Distributions..................................................................................20
         8.2      Withholding....................................................................................22

SECTION 9. MANAGEMENT, GENERAL PARTNER AND BOARD OF DIRECTORS....................................................22
         9.1      Management Generally...........................................................................22
         9.2      Board of Directors.............................................................................23

                                       i
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         9.3      Expenses of the Company........................................................................25
         9.4      Partners' Consent..............................................................................27
         9.5      Exculpation....................................................................................27
         9.6      Indemnification; No Duty of Investigation; Reliance on Experts.................................27
         9.7      Director Limited Liability.....................................................................29
         9.8      Certain Other Activities.......................................................................29
         9.9      Tax Matters....................................................................................30

SECTION 10. PARTNERS.............................................................................................31
         10.1     Identity and Contributions.....................................................................31
         10.2     No Management Power or Liability...............................................................31
         10.3     Amendments.....................................................................................32
         10.4     Merger, Consolidation, Liquidation.............................................................33
         10.5     List of Partners...............................................................................34
         10.6     Limitations....................................................................................34
         10.7     Meetings.......................................................................................34
         10.8     Action Without a Meeting.......................................................................35
         10.9     Procedures.....................................................................................35
         10.10    Voting.........................................................................................35
         10.11    Removal of the General Partner.................................................................37
         10.12    Key Man Approvals..............................................................................37
         10.13    Pass Through Voting............................................................................38

SECTION 11. ADMISSION OF ADDITIONAL PARTNERS;  ASSIGNMENTS OR TRANSFERS OF INTERESTS.............................38
         11.1     Admission of Additional Partners...............................................................38
         11.2     Assignments or Transfers of Interests..........................................................38

SECTION 12. POWER OF ATTORNEY....................................................................................41
         12.1     Appointment of General Partner.................................................................41
         12.2     Nature of Special Power........................................................................41

SECTION 13. BOOKS, RECORDS AND REPORTS...........................................................................42
         13.1     Books..........................................................................................42
         13.2     Reports..........................................................................................

SECTION 14. VALUATION OF ASSETS AND INTERESTS....................................................................44

SECTION 15. BANK ACCOUNTS; CUSTODIAN.............................................................................44
         15.1     Bank Accounts Generally........................................................................44
         15.2     Custodian........................................................................................

SECTION 16. DISSOLUTION AND TERMINATION OF THE COMPANY...........................................................45
         16.1     Dissolution Generally..........................................................................45
         16.2     Continuation of Company........................................................................45
         16.3     Events Causing Dissolution.....................................................................45
         16.4     Distribution of Assets on Liquidation..........................................................46


                                       ii
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         16.5     Liquidation Statement..........................................................................46
         16.6     Director's Liability Upon Dissolution or Removal...............................................46
         16.7     Restriction on Liquidation.....................................................................47

SECTION 17. GENERAL PROVISIONS...................................................................................47
         17.1     Notices and Distributions......................................................................47
         17.2     Survival of Rights.............................................................................47
         17.3     Construction...................................................................................48
         17.4     Section Headings...............................................................................48
         17.5     Agreement in Counterparts......................................................................48
         17.6     Governing Law..................................................................................48
         17.7     Additional Documents...........................................................................48
         17.8     Severability...................................................................................48
         17.9     Pronouns.......................................................................................49
         17.10    Entire Agreement...............................................................................49
         17.11    Arbitration....................................................................................49
         17.12    Waiver of Partition............................................................................49
         17.13    Non-Petition Covenant..........................................................................49
         17.14    Filing.........................................................................................50

Appendix A        Statement of Preferences of Series A Cumulative Preferred Interests...........................A-1

Appendix B        Form of Notice of Transfer....................................................................B-1

Appendix C        Schedule of Partners..........................................................................C-1

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                                       iii
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                     TENNENBAUM OPPORTUNITIES PARTNERS V, LP

                         A Delaware Limited Partnership

                              PARTNERSHIP AGREEMENT

                  This Agreement, dated as of December 15, 2006 (this "Agreement"), when executed by Tennenbaum Opportunities Fund V, LLC (the "Parent") as limited partner and by SVOF/MM, LLC (the "General Partner") as general partner, shall be the partnership agreement of the Company.

                  Upon the terms and subject to the conditions described below, the parties to this Agreement, which shall include all Persons becoming Partners at any time, as a condition of becoming and for so long as they remain Partners, agree as follows:


                                   SECTION 1.

                                  DEFINED TERMS

                  The terms set forth below shall have the indicated meanings.

                  "Accounting Period" means a one year period commencing on the first day of the Fiscal Year, or any period of shorter duration commencing upon the day following the last day of the preceding Accounting Period and terminating upon the earlier of (a) the last day of the then current Fiscal Year or (b) the day preceding the effective date of any change in the relative Interests of the Partners, a Transfer by any Partner of its Interest or any other similar transaction or event, as determined by the General Partner in its sole discretion; provided, however, that the first Accounting Period shall extend from December 15, 2006 until no later than December 31, 2006.

                  "Adjusted Capital Account" means, with respect to the Capital Account of any Partner, the balance, if any, in such Partner's Capital Account as of the end of the relevant Accounting Period, after giving effect to all allocations made with respect to such Accounting Period under Sections 7.5-7.8 and to the following adjustments:

                            (i) credit to such Capital Account any amount that
the Partner is obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-2(g)(1) or 1.704-2(i)(5); and

                            (ii) debit to such Capital Account the items
described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) that are attributable to such Capital Account.

                  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Advisers Act" means the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

                  "Advisory Agreement" means the Investment Management Agreement between the Company and the Investment Manager, dated on or about December 15, 2006, as such agreement may be amended, modified, revised or restated, from time to time, in accordance with the terms hereof and thereof, and any substantially similar agreement with a successor Investment Manager permitted by the terms hereof and thereof.

                  "Advisory Fee" means the fee payable to the Investment Manager under the Advisory Agreement.

                  "Affiliated Person" has the meaning set forth in the Investment Company Act.

                   "Aggregate Net Loss" means, as calculated from time to time, the excess (if any) of the aggregate Net Loss for the then current and all previous Accounting Periods over the aggregate Net Profit for the then current and all previous Accounting Periods, taking into account adjustments under
Section 7.5(b).

                  "Aggregate Net Profit" means, as calculated from time to time, the excess (if any) of the aggregate Net Profit for the then current and all previous Accounting Periods over the aggregate Net Loss for the then current and all previous Accounting Periods, taking into account adjustments under Section 7.5(b).

                  "Agreement" means this Partnership Agreement, as originally executed and as amended from time to time.

                  "Assets" means all cash, Cash Equivalents, securities, investments and other property and assets of any type of the Company and its consolidated subsidiaries.

                  "Board of Directors" means the board of directors of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Los Angeles, California are required by law to be closed. All references to Business Day herein shall be based on the time in New York, New York.

                  "Capital Contribution" means a contribution to the Company in cash or in kind by a Partner or Person becoming a Partner or by any predecessor holder of the interests held by such Partner.

                  "Catch-up Amount" has the meaning set forth in Section 8.1(b)(iii).

                  "Cash Equivalents" has the meaning assigned to such term in the Credit Agreement; provided that if the Credit Agreement is terminated without replacement, such term shall have the meaning assigned to it in the relevant Statement of Preferences (or if the Statement of Preferences has been terminated, those provisions in effect on the date of such termination).

                  "Certificate" means the Certificate of Limited Partnership of the Company, filed with the Secretary of State on September 29, 2006, and any and all amendments thereto and restatements thereof filed with the Secretary of State.

                  "Co-Advisory Agreement" means the Co-Management Agreement among the Company, the Co-Manager and the Investment Manager, dated on or about December 15, 2006, as such agreement may be amended, modified, revised or restated, from time to time, in accordance with the terms hereof and thereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  "Co-Manager" means Babson Capital Management LLC in its capacity as co-investment manager to the Company and any successor thereto selected in accordance with the Co-Advisory Agreement and the Investment Company Act.

                  "Common Partner" means a Partner holding Common Interests of the Company.

                  "Common Interests" means the common limited partner interests of the Company having the rights and other terms set forth in this Agreement.

                  "Company" means Tennenbaum Opportunities Partners V, LP, a Delaware limited partnership, as it may from time to time be constituted.

                  "Cost Basis" means, as of any time of determination with respect to any Asset, the Company's adjusted tax basis in that Asset at such time as determined for federal income tax purposes; provided, however, that if the Company has made an election under Section 754 of the Code, such tax basis shall be determined after giving effect to adjustments made under Section 734 of the Code but (except as provided in Treasury Regulation Section 1.734-2(b)(1)) without regard to adjustments made under Section 743 of the Code.

                  "Credit Agreement" means (a) a Credit Agreement, to be entered into concurrently herewith by and among the Company, certain lenders party thereto and the arranger and administrative agent therefor, as the same may be amended, modified, restated, supplemented, refinanced, extended, refunded or replaced (in whole or in part) (including with lenders other than the initial lenders) from time to time and (b) any related agreements or instruments in respect of any amendment, modification, restatement, supplement, refinancing, extension, refunding or replacement of senior indebtedness (including one or more replacement credit agreements).

                  "Custodial Account" means one or more segregated accounts maintained pursuant to the requirements of the Investment Company Act and other applicable law to hold the Assets.

                  "Custodian" means an entity which maintains the Custodial Account pursuant to the requirements of the Investment Company Act and other applicable law.

                  "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ss.17-101, et seq.), as amended from time to time and any successor thereto.

                  "Director" means each director of the Company who at the time in question has been duly elected or appointed and has qualified as a director in accordance with the provisions hereof and is then in office.

                  "Disabling Conduct" shall have the meaning set forth in
Section 9.5.

                  "Disinterested Non-Party Directors" shall have the meaning set forth in Section 9.6.

                  "Excess Nonrecourse Liabilities" means excess nonrecourse liabilities within the meaning of Treasury Regulations ss. 1.752-3(a)(3).

                  "Fiscal Quarter" means a three calendar month period ending March 31, June 30, September 30 or December 31 of a Fiscal Year.

                  "Fiscal Year" means the Company's fiscal year, which shall end on each December 31 unless otherwise determined by the Board of Directors.

                  "General Partner" means SVOF/MM, LLC, a Delaware limited liability company.

                  "Hurdle" has the meaning set forth in Section 8.1(b)(ii).

                  "Incapacity" or "Incapacitated" means, as to any Person, the bankruptcy, insolvency, death, disability, adjudication of incompetence or insanity, dissolution or termination, as the case may be, of such Person.

                  "Indemnified Person" shall have the meaning assigned to such term in Section 9.5.

                  "Independent Director" means a Director that is not an Interested Person.

                  "Interested Person" has the meaning given to such term in the Investment Company Act.

                  "Interests" means the Common Interests and the Preferred Interests issued by the Company.

                  "Investment Committee" shall have the meaning set forth in
Section 10.12.

                  "Investment Company Act" means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

                  "Investment Manager" means Tennenbaum Capital Partners, LLC, a Delaware limited liability company, in its capacity as investment manager to the Company, and any successor thereto selected in accordance with the Advisory Agreement and the Investment Company Act.

                  "Investment Period" means the period commencing on the date hereof and ending on October 10, 2016.

                  "Manager Affiliate" has the meaning set forth in Section 9.8.

                  "Net Asset Value" means the value of the Assets less the liabilities of the Company and less the liquidation preference of any Preferred Interests, calculated pursuant to Section 14 in accordance with generally accepted accounting principles and in compliance with the Investment Company Act.

                  "Net Loss" means any realized and unrealized net decrease in the net asset value of the Company (after liabilities of any sort (whether contingent or otherwise), guaranteed payments and expenses of any sort) from the beginning of an Accounting Period to the end of such Accounting Period (determined in accordance with U.S. generally accepted accounting principles consistently applied), excluding from such calculation any increase due to any Capital Contributions made during such Accounting Period and any decrease due to any distributions or withdrawals made during such Accounting Period.

                  "Net Profit" means any realized and unrealized net increase in the net asset value of the Company (after liabilities of any sort (whether contingent or otherwise), guaranteed payments and expenses of any sort) from the beginning of a Accounting Period to the end of such Accounting Period (determined in accordance with U.S. generally accepted accounting principles consistently applied), excluding from such calculation any increase due to any Capital Contributions made during such Accounting Period and any decrease due to any distributions or withdrawals made during such Accounting Period.

                  "Nonrecourse Deduction" means a nonrecourse deduction determined pursuant to Treasury Regulations ss. 1.704-2(c).

                  "Nonrecourse Distribution" means a distribution to a Partner that is allocable to a net increase in Company Minimum Gain pursuant to Treasury Regulations ss. 1.704-2(h)(1).

                  "Nonrecourse Liability" has the meaning assigned to it in Treasury Regulations ss. 1.704-2(b)(3).

                  "Notice of Transfer" means a Notice of Transfer in the form of Appendix B, including the certifications forming a part thereof.

                  "Offering Memorandum" means the Confidential Private Placement Memorandum, dated August, 2006, relating to the common shares of the Parent, as amended or supplemented from time to time.

                  "Other Accounts" has the meaning set forth in Section 9.8.

                  "Parent" has the meaning set forth in the preamble.

                  "Partially Adjusted Capital Account" means with respect to any Partner as of the last day of any Accounting Period, the Capital Account of such Partner as of the beginning of the Accounting Period ending on such date, adjusted as set forth in Section 7.3 to reflect (a) all contributions made by and distributions made to such Partner during the Accounting Period ending on such date and (b) all allocations of items of Company income, gain, loss or expense made for such Accounting Period pursuant to Sections 7.5-7.8, but (c) before giving effect to any allocation of Net Profit or Net Loss made for such Accounting Period pursuant to Section 7.5.

                  "Partner" means any Person that is admitted as a Common Partner, Preferred Partner or General Partner of the Company in accordance with the terms of this Agreement at the time of reference thereto.

                  "Partner Nonrecourse Debt" means any liability of the Company to the extent that (i) the liability is nonrecourse for purposes of Treasury Regulations ss. 1.1001-2 and (ii) a Partner or a Related Person bears the economic risk of loss under Treasury Regulations ss. 1.752-2.

                  "Partner Nonrecourse Debt Minimum Gain" means minimum gain attributable to Partner Nonrecourse Debt pursuant to Treasury Regulations ss. 1.704-2(i)(2).

                  "Partner Nonrecourse Deduction" means any item of Book loss or deduction that is attributable to a Partner Nonrecourse Debt pursuant to Treasury Regulations ss. 1.704-2(i).

                  "Partner Nonrecourse Distribution" means a distribution to a Partner that is allocable to a net increase in such Partner's share of Partner Nonrecourse Debt Minimum Gain pursuant to Treasury Regulations ss. 1.704-2(i)(6).

                  "Person" means any human being, partnership, limited liability company, corporation, trust or other entity.

                  "Placement Agents" means, collectively, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC and such other placement agents as may be designated by the General Partner and approved by the Board of Directors.

                  "Portfolio Company" means any Person that has issued any securities or incurred any obligations that are then owned, or that previously were owned, by the Company.

                  "Preferred Partner" means a Partner holding Preferred Interests of the Company.

                  "Preferred Interests" means the preferred limited partner interests of the Company having the rights and other terms set forth in the Statement of Preferences for the applicable series thereof, including without limitation any Series A Preferred Interests.

                  "Previously Undistributed Net Profit" means, as calculated from time to time, the excess, if any, of (i) Aggregate Net Profit over (ii) the aggregate amount of distributions pursuant to Section 8.1(b) made prior to the time of calculation.

                  "Replacement Principal" shall have the meaning set forth in
Section 10.12.

                  "Secretary of State" means the Secretary of State of the State of Delaware.

                  "Section 8.1 Percentage" means a percentage interest from time to time for each Partner as follows: (i) 100% to the Common Partners (pro rata in accordance with their relative Capital Account balances) until the Common Partners have received all amounts due them pursuant to Section 8.1(b)(ii) of this Agreement; (ii) thereafter, 100% to the General Partner until the General Partner has received all amounts due it pursuant to Section 8.1(b)(iii) of this Agreement; and (iii) at all other times, 80% to the Common Partners (pro rata in accordance with their relative Capital Account balances), and 20% to the General Partner.

                  "Section 705(a)(2)(B) Expenditures" means non-deductible expenditures of the Company that are described in Section 705(a)(2)(B) of the Code, and organization and syndication expenditures and disallowed losses to the extent that such expenditures or losses are treated as expenditures described in
Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations ss. 1.704-1(b)(2)(iv)(i).

                  "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

                  "Series A Preferred Interests" means the Series A Cumulative Preferred Interests of the Company, the Statement of Preferences of which is attached hereto as Appendix A.

                  "Statement of Preferences" means any statement of preferences setting forth the rights and other terms of any Preferred Interests issued by the Company.

                  "Subscription Period" means the period commencing on the date hereof and ending on or prior to April 10, 2009.

                  "Substituted Partner" means any Person admitted as a Partner pursuant to Section 11.2(b).

                  "Target Capital Account" means, with respect to any Partner as of the last day of any Accounting Period, an amount (which may be either a positive or a deficit balance) equal to the amount that such Partner would receive as a distribution if all assets held by the Company on such date were sold for an aggregate amount of cash equal to the fair market value (as computed for Capital Account purposes as of such last day of such Accounting Period) of such assets, all liabilities were satisfied in accordance with their terms and all remaining cash were distributed to the Partners in accordance with the relevant provisions of Section 8 (computed after the contributions received and distributions made by the Company during the Accounting Period ending on such date have been taken into account as provided in Section 7.3).

                  "Tax Matters Partner" means the General Partner in its capacity as the "tax matters partner" pursuant to Section 9.9(a).

                  "Transaction Documents" has the meaning assigned to such term in the Credit Agreement.

                  "Transfer" or "Transferred" means, with respect to any legal or beneficial interest in the Company, a direct or indirect sale, transfer, assignment, gift, pledge, hypothecation or other disposition or encumbrance of any nature of or on such interest, whether by operation of law or otherwise (including a transfer as a result of a merger or consolidation involving a Partner or a sale of all or substantially all of a Partner's assets).

                  "Transferee" means, with respect to any legal or beneficial interest in the Company, the Person to whom the Transferor of such interest desires to Transfer or has Transferred such interest.

                  "Transferor" means, with respect to any legal or beneficial interest in the Company, the Partner or other Person desiring to Transfer such interest.

                  "Treasury Regulations" means the United States Treasury regulations promulgated under the Code.

                  "Valuation Date" means (i) the last Business Day of each Fiscal Quarter, (ii) a date selected by the Company within 48 hours prior to each issuance (exclusive of Sundays and holidays) of Common Interests by the Company, (iii) each distribution declaration date (after giving effect to the relevant declaration), (iv) the date on which the Company terminates, and (v) such other dates as determined by the Board of Directors, in accordance with the valuation policies and guidelines approved from time to time by the Board of Directors.


                                  SECTION 2.

                LIMITED PARTNERSHIP FORMATION AND IDENTIFICATION

                    2.1   Formation

                           The Company has been formed as a limited
partnership pursuant to the Delaware Act by the filing of the Certificate with the Secretary of State, Division of Corporations, in accordance with the Delaware Act on September 29, 2006. The Company is hereby continued under, and its business and affairs shall be conducted in accordance with, the Delaware Act, and this Agreement shall be governed by the laws of the State of Delaware. Common Partners shall be admitted as Partners of the Company upon the General Partner's execution of this Agreement as the attorney-in-fact for such Common Partners. Preferred Partners shall be admitted as Partners of the Company pursuant to the provisions of the applicable Statement of Preferences. As of the date hereof, the Parent is the sole Common Partner.

                    2.2   Name and Place of Business

                           The name of the Company shall be "Tennenbaum
Opportunities Partners V, LP" or such other name or names as may be selected by the General Partner from time to time with written notice given to the Partners of such change. The principal office of the Company shall be at the principal place of business of the General Partner at 2951 28th Street, Suite 1000, Santa Monica, California 90405, or other or additional places of business as may be selected from time to time by the Company.

                    2.3   Records of Partners

                           The addresses and schedules of capital accounts and
other matters related to the Partners shall be those set forth in the Company records. A Partner may change its address by written notice to the Company, in care of the General Partner, at the address set forth in Section 2.2.

                    2.4   Limited Partnership

                           The Company has been formed as a limited
partnership under and pursuant to the Delaware Act. The Board of Directors and the Partners specifically intend and agree that the Company shall, for purposes of the Code and state tax laws, be classified as a partnership and none of them shall make any election or take any other action that would cause their relationship under this Agreement to be excluded from the application of all or any part of Subchapter K of the Code (or any successor provisions). The Partners specifically intend and agree that the Company shall be a limited partnership pursuant to the Delaware Act and not any other type of venture.


                                  SECTION 3.

                     PURPOSE, NATURE OF BUSINESS AND POWERS

                        (a) The purposes of the Company and the business to be carried on by it, subject to the limitations contained elsewhere in this Agreement, are to engage in any business lawful for a corporation or partnership formed under the laws of the State of Delaware, including to act as an investment company.

                        (b) The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers of a partnership organized under the laws of the State of Delaware.

                        (c) All property owned by the Company, real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Partner or Director, individually, shall have any ownership of such property.

                                  SECTION 4.

                                     TERM

                    The existence of the Company commenced on the date the Certificate was filed in the Office of the Secretary of State and shall continue in full force and effect until the end of the Investment Period, plus up to two one-year extensions if requested by the General Partner and approved by Common Partners holding a majority of the Common Interests.


                                  SECTION 5.

                             PARTNERSHIP INTERESTS

                    5.1   Capital Accounts

                    A capital account ("Capital Account") shall be established for each Partner and shall initially equal the Capital Contribution of such Partner, which shall be equal to the aggregate amount of cash contributed by such Partner to the Company plus the fair market value of property contributed by such Partner to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject or pursuant to Section 752 of the Code), minus the amount of money and the fair market value of property, if any, distributed to such Partner by the Company (net of any liabilities secured by such property that such Partner is considered to assume or take subject or pursuant to Section 752 of the Code). Each such Capital Account shall be adjusted in accordance with the provisions of Section 7.

                    5.2   Classes and Series

                    The General Partner shall have the authority, with the approval of the Directors and without the approval of any other Partners of the Company, to create, classify or reclassify one or more classes of Interests and one or more series of any or all of such classes, each of which classes and series thereof shall have such designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions as the General Partner with the approval of the Directors shall determine from time to time with respect to each such class or series by amendment to this Agreement without the approval of any Partners of the Company; provided, however, that no reclassification of any existing Interests and no modifications of any of the designations, powers, preferences, voting, conversion or other rights, limitations, qualifications and terms and conditions of any existing Interests may be made by the General Partner without the affirmative vote of the Partners specified in Section 10.3 to the extent required thereby and the satisfaction of any conditions to such reclassification as set forth in the applicable Statement of Preferences. The designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions of the Series A Preferred Interests in the form of the Statement of Preferences therefor are attached as Appendix A.

                    5.3   Issuance of Interests

                        (a) Subject to Section 5.3(b), the General Partner, in its discretion, may from time to time without the vote of the Partners issue Interests of any class or any series of any such class to such Person or Persons and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the General Partner with the approval of the Directors may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

                        (b) Number of Holders. The aggregate number of Partners at no time shall exceed 95 "partners", as determined for purposes of ss.1.7704-1(h) of the Treasury Regulations. Each Holder of a Preferred Interest and a Common Interest must (i) be a "United States Person" (as defined in Section 7701(a)(30) of the Code), or (ii) represent to the Company that it holds its Interest in the Company in connection with its conduct of a trade or business within the United States, as determined for U.S. federal income tax purposes, and provide the Company with a properly executed IRS Form W-8 ECI with respect to its acquisition of its interest in the company upon becoming a Partner and at such subsequent times as required by law or as the Company may reasonably request.

                    5.4   Rights of Partners

                    The Interests shall be personal property giving only the rights specifically set forth in this Agreement. The ownership of the Assets of every description is vested in the Company. The right to conduct and supervise the conduct of the business of the Company is vested exclusively in the General Partner, subject to the rights of the Directors specified herein or required by the Investment Company Act (subject to the right of the General Partner and Board of Directors to delegate all or any part of their authority to any person or group of persons, including, without limitation, the Investment Manager), and the Partners shall have no interest therein other than the beneficial interest conferred by their Interests, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Company nor can any Partner (other than the General Partner) be called upon to share or assume any losses of the Company or suffer an assessment of any kind by virtue of their ownership of Interests. No Interests of any class or series shall entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as otherwise specified in this Agreement or as specified by the General Partner in the designation or redesignation of any such class or series).


                                  SECTION 6.

              REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS

                    The Corporation Trust Company is hereby designated, subject to change by the General Partner, as the registered office of the Company and as the agent upon whom process issued by authority of or under any law of the State of Delaware may be served.

                                  SECTION 7.

                       CAPITAL ACCOUNTS AND ALLOCATIONS

                    7.1   Capital Contributions of Partners

                        (a) Prior to being admitted as a Partner of the Company, a Common Partner must satisfy the General Partner that it and each of its equity holders that is indirectly charged the amounts allocated to the General Partner pursuant to Section 8.1(b)(iii) and (iv) is an "accredited investor" as defined in Rule 501(a) under the Securities Act and a "qualified client" within the meaning of Rule 205-3 of the Advisers Act and shall be deemed to have contributed to the Company all of the Company's Net Asset Value. On the date of issuance of any Preferred Interests, the Person who is or who has previously been admitted as a Partner in respect of such Preferred Interest in accordance with the applicable Statement of Preferences shall, in connection therewith, contribute to the Company an amount in cash equal to the purchase price for the Preferred Interests acquired on such date.

                    7.2   Withdrawal of Capital

                    No Partner shall have any right to withdraw from the Company except in connection with the admission of one or more Transferees of all of such Partner's Interests in the Company. No Partner shall have any right to require the Company to repurchase or redeem all or any portion of its Interests except as provided in or pursuant to any Statement of Preferences.

                    7.3   Capital Accounts

                        (a) Without limiting the generality of the foregoing and subject to paragraphs (b), (c), (d) and (e) below and to Section 7.8, the Capital Account maintained for each Partner shall initially have a balance equal to the Capital Contribution made by such Partner to the Company; thereafter, such balance will be increased by the aggregate amount of Net Profit and other items of income and gain allocated to such Partner pursuant to Sections 7.4-7.8; decreased by the aggregate amount of distributions made by the Company to such Partner; decreased by the aggregate amount of Net Loss and other items of deduction, expenditure and loss allocated to such Partner pursuant to Sections 7.4-7.8. In crediting or debiting a Partner's Capital Account, whether in connection with its Capital Contribution or thereafter, the Capital Account balance shall be (i) increased by the amount of any liability of the Company that the Partner assumes (within the meaning of Treasury Regulations ss. 1.704-1(b)(2)(iv)(c)) (excluding liabilities assumed in connection with the distribution of Company property and excluding increases in such Partner's share of Company liabilities pursuant to Section 752 of the Code) and (ii) decreased by the amount of any individual liability of such Partners for which the Company becomes personally and primarily liable (excluding liabilities assumed in connection with the contribution of property to the Company by such Partner and excluding decreases in such Partner's share of Company liabilities pursuant to Section 752 of the Code).

                        (b) The General Partner may adjust the Partners' Capital Accounts in accordance with, and upon the occurrence of an event described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) including but not limited to the addition of new Partners, to reflect a revaluation of the Company's assets on the Company's books. Such adjustments to the Partners' Capital Accounts shall be made in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

                        (c) Except as may be required by the Delaware Act or any other applicable law, no Partner with a negative balance in its Capital Account shall have any obligation, in connection with the liquidation of the Company or otherwise, to restore such negative balance.

                        (d) Upon any Transfer (other than a pledge or hypothecation) of an interest in the Company, a proportionate share of the Capital Account of the Transferor shall be transferred to the Transferee, and the Transferee shall be deemed to have made the contributions that were made by the Transferor and to have received the distributions and allocations that were received by the Transferor from the Company, in each case to the extent of the interest transferred.

                        (e) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b)(2)(iv), as amended, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The General Partner shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with the Treasury Regulations promulgated under Section 704 of the Code.

                    7.4   Allocations in General

                    Company income, gain, loss and expense shall be allocated to the Capital Accounts of the Partners in accordance with Sections 7.5-7.9.

                    7.5   Allocation of Net Profit and Net Loss

                    The General Partner shall seek to determine and allocate all items of profit, gain, loss and deductions, as described below, with respect to each Accounting Period of the Company within 45 days after the end of each Accounting Period other than any Accounting Period ending on the last day of the Fiscal Year and within 60 days after the end of each Fiscal Year. After giving effect to the special allocations set forth in Sections 7.6, 7.7 and 7.8, the Net Profit or Net Loss of the Company for such Accounting Period shall be allocated to the Capital Accounts of the Partners as follows:

                        (a) Net Profit and Net Loss of the Company shall be allocated among the Partners so as to reduce proportionately (i) in the case of Net Profit, the difference between their respective Target Capital Accounts and Partially Adjusted Capital Accounts as of the end of such Accounting Period, or (ii) in the case of Net Loss, the difference between their respective Partially Adjusted Capital Accounts and Target Capital Accounts as of the end of such Accounting Period. No portion of the Company's Net Profit or Net Loss for any Accounting Period shall be allocated to any Partner, in the case of Net Profit, whose Partially Adjusted Capital Account is greater than or equal to its Target Capital Account or, in the case of Net Loss, whose Target Capital Account is greater than or equal to its Partially Adjusted Capital Account as of the end of such Accounting Period.

                        (b) The following special allocations of items of Company income, gain, loss and expense taken into account in determining Net Profit and Net Loss shall be made in the circumstances described below:

                              (i) if the Company has Net Profit for any
                      Accounting Period and, notwithstanding the application of Section 7.5(a), any Partner's Partially Adjusted Capital Account is greater than its Target Capital Account (determined prior to giving effect to this Section 7.5(b)), then the Partner with such difference shall be specially allocated items of Company loss or expense for such Accounting Period that are taken into account in determining Net Profit and Net Loss (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target Capital Account;

                              (ii) if the Company has Net Loss for any
                      Accounting Period and, notwithstanding the application of Section 7.5(a), any Partner's Partially Adjusted Capital Account is less than its Target Capital Account (determined prior to giving effect to this Section 7.5(b)), then the Partner with such difference shall be specially allocated items of Company income or gain for such Accounting Period that are taken into account in determining Net Profit and Net Loss (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target Capital Account; and

                              (iii) if the Company has neither Net Profit nor
                      Net Loss for any Accounting Period and, notwithstanding the application of Section 7.5(a), any Partner's Target Capital Account differs from its Partially Adjusted Capital Account (determined prior to giving effect to this Section 7.5(b)), then the Partner with such difference shall be specially allocated items of Company income or gain (if such Partner's Target Capital Account exceeds its Partially Adjusted Capital Account) or loss or expense (if such Partner's Target Capital Account is less than its Partially Adjusted Capital Account) for such Accounting Period that are taken into account in determining Net Profit and Net Loss (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target Capital Account.

                        (c) The Net Profit or Net Loss of the Company for purposes of determining allocations to the Capital Accounts of the Partners will be determined in the same manner as the determination of the Company's taxable income, except that (i) items that are required by Section 703(a)(1) of the Code to be separately stated will be included; (ii) items of income that are exempt from inclusion in gross income for federal income tax purposes will be treated as items of income, and related deductions that are disallowed under Section 265 of the Code will be treated as deductions; (iii) Section 705(a)(2)(B) Expenditures will be treated as deductions; (iv) items of gain, loss, depreciation, amortization, or depletion that would be computed for federal income tax purposes by reference to the Cost Basis of an item of Company property will be determined by reference to the value of such item of property for purposes of determining Net Asset Value; and (v) the effects of upward and downward revaluations of Company property pursuant to Section 7.3(b) will be treated as gain or loss respectively from the sale of such property.

                        (d) In the event that the value of any item of Company property for purposes of determining Net Asset Value differs from its Cost Basis, subject to Treasury Regulations ss. 1.704-3(d)(2), the amount of depreciation, depletion, or amortization for purposes of determining Net Profit or Net Loss for a period with respect to such property will be computed so as to bear the same relationship to the value of such property for purposes of determining Net Asset Value as the depreciation, depletion, or amortization computed for tax purposes with respect to such property for such period bears to the Cost Basis of such property. If the Cost Basis of such property is zero, the depreciation, depletion, or amortization with respect to such property for purposes of determining Net Profit or Net Loss will be computed by using a method consistent with the method that would be used for tax purposes if the Cost Basis of such property were greater than zero.

                        (e) The parties hereto acknowledge and agree that the purpose of the allocations set forth in this Section 7.5 is to allocate Net Profit and Net Loss among the Partners in a manner that conforms, as closely as possible, to the manner in which amounts reflecting Aggregate Net Profit would be distributed among the Partners pursuant to Section 8. In all events, the basic economic arrangement of the Partners set forth in Section 8 shall be controlling. The parties hereto further acknowledge and confirm the authority of the General Partner, pursuant to Section 7.6 or otherwise, to make such corrective allocations as it deems necessary to achieve the purpose described in the two immediately preceding sentences.

                    7.6   Corrective Adjustments

                    If, for any reason, allocations of Net Profit and Net Loss (or any item of income, gain, loss or expense taken into account in determining Net Profit and Net Loss) do not correspond to distributions of amounts reflecting Aggregate Net Profit or other property made or required to be made by the Company pursuant to Section 8 (due, for example, to events occurring between the time that such allocations are made and the time that the related distributions are made), then the General Partner shall allocate Net Profit and Net Loss (and, if necessary, items of Company income (including gross income), gain, loss and expense taken into account in determining Net Profit and Net Loss) and any other items of Company income, gain, loss and expense recognized in subsequent Accounting Periods among the Partners in such a manner as shall, in the General Partner's sole discretion, eliminate as rapidly as possible the disparity between the prior allocations of Net Profit and Net Loss (or items taken into account in determining Net Profit and Net
Loss), on the one hand, and those non-corresponding distributions, on the other hand. In all cases, any corrective adjustments made pursuant to this
Section 7.6 shall be controlled by the economic arrangement of the Partners set forth in Section 8.

                    7.7   Special Allocations

                    Prior to making any allocations under Section 7.5 or
Section 7.6, the following special allocations shall be made in the following order:

                        (a) Limitation on Net Losses. If any allocation of Net Loss or an item of deduction, expenditure or loss to be made pursuant to
Section 7.5, Section 7.6 or this Section 7.7 for any Accounting Period would cause a deficit in any Partner's Adjusted Capital Account (or would increase the amount of any such deficit), then the relevant amount shall be allocated to such Partners that have positive Adjusted Capital Account balances in proportion to the respective amounts of such positive balances until all such positive balances have been reduced to zero.

                        (b) Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(6) that creates or increases a deficit in the Adjusted Capital Account of such Partner, then items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for the relevant Fiscal Year and, if necessary, for subsequent Fiscal Years) shall be allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible. This Section 7.7(b) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and this Section 7.7(b) shall be interpreted and applied consistently therewith.

                        (c) Substantial Economic Effect. Notwithstanding anything in this Agreement to the contrary, if the allocation of any item of income, gain, loss or expense pursuant to this Section 7 does not have substantial economic effect under Treasury Regulations Section 1.704-1(b)(2) and is not in accordance with the Partners' interests in the Company within the meaning of Treasury Regulations Section 1.704-1(b)(3), then such item shall be reallocated in such manner as to (i) have substantial economic effect or be in accordance with the Partners' interests in the Company and (ii) result as nearly as possible in the respective balances of the Capital Accounts that would have been obtained if such item had instead been allocated under the provisions of this Section 7 without giving effect to this Section 7.7(c).

                        (d) Corrective Allocations. If any amount is allocated pursuant to paragraph (a), (b) or (c) of this Section 7.7, then, notwithstanding anything in Section 7.5 to the contrary (but subject to the provisions of paragraphs (a), (b) and (c) of this Section 7.7), income, gain, loss and expense, or items thereof, shall thereafter be allocated in such manner and to such extent as may be necessary so that, after such allocation, the respective balances of the Capital Accounts will equal as nearly as possible the balances that would have been obtained if the amount allocated pursuant to paragraph (a), (b) or (c) of this Section 7.7 instead had been allocated under the provisions of Sections 7.5-7.8 without giving effect to the provisions of such paragraph.

                        (e) Amendments to Allocations. The provisions hereof governing Company allocations and distributions, including the distribution of assets upon liquidation of the Company, are intended to comply with the requirements of Sections 704(b) and (c) of the Code and the Treasury Regulations that have been or may be promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. If, in the opinion of the General Partner, the allocations of income, gain, loss and expense provided for herein do not comply with (i) such Code provisions or Treasury Regulations or (ii) any other applicable provisions of the Code or Treasury Regulations (including the provisions relating to nonrecourse deductions and partner nonrecourse deductions), then, notwithstanding anything in this Agreement to the contrary, such allocations shall, upon notice in writing to each Partner, be modified in such manner as the General Partner determines is necessary to satisfy the relevant provisions of the Code or Treasury Regulations, and the General Partner shall have the right to amend this Agreement (without the consent of any other Partner being required for such amendment) to reflect any such modification; provided, however, that no such modification shall alter materially the economic arrangement among the Partners.

                    7.8   Adjustments to Reflect Changes in Interests

                    With respect to any Accounting Period during which any Partner's interest in the Company changes, whether by reason of the admission of a new Partner, the withdrawal of a Partner, a non-pro rata contribution of capital to the Company or otherwise as described in Section 706(d)(1) of the Code and Treasury Regulations issued thereunder, allocations of Net Profit, Net Loss and other items of Company income, gain, loss and expense shall be adjusted appropriately to take into account the varying interests of the Partners during such Accounting Period. The General Partner, in good faith and subject to approval by the Directors, shall select the method (or combination of methods) of making such adjustments.

                    7.9   Allocation of Taxable Income and Loss

                        (a) Except as otherwise provided in this Section 7.9, the taxable income or loss of the Company for any Accounting Period shall be allocated among the Partners in proportion to and in the same manner as Net Profit, Net Loss and separate items of income, gain, loss and expense (excluding items for which there are no related tax items) are allocated among the Partners for Capital Account purposes pursuant to the provisions of Sections 7.5, 7.6, 7.7 and 7.8 giving effect to Sections 704(b) and (c) of the Code. Except as otherwise provided in this Section 7.9, the allocable share of a Partner for tax purposes in each specified item of income, gain, loss or expense of the Company comprising Net Profit, Net Loss or any item allocated pursuant to Section 7.5, 7.6, 7.7 or 7.8, as the case may be, shall be the same as such Partner's allocable share of Net Profit, Net Loss or the corresponding item for such Accounting Period. To the fullest extent practicable and permitted under the Code, all items of ordinary deduction and income shall be allocated separately from items of capital loss and gain.

                        (b) The items of income, gain, loss and expense allocated to the Partners for tax purposes pursuant to this Section 7.9 shall not be reflected in the Partners' Capital Accounts. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intent of this Agreement and is consistent with the economic arrangement among the Partners.

                    7.10  Guaranteed Payments

                    The amounts payable to a Preferred Partner pursuant to
Section 8.1 shall be treated by such holder and the Company as "guaranteed payments" under Section 707(c) of the Code.

                    7.11  Allocation of Nonrecourse Deductions

                    Nonrecourse Deductions for each fiscal year will be allocated among the Partners in proportion to their respective Section 8.1 Percentages for such fiscal year.

                    7.12  Allocation of Partner Nonrecourse Deductions

                    Notwithstanding any other provisions of the Agreement, any item of Partner Nonrecourse Deduction with respect to a Partner Nonrecourse Debt will be allocated to the Partner or Partners who bear the economic risk loss for such Partner Nonrecourse Debt in accordance with Treasury Regulations ss. 1.704-2(i).

                    7.13 Excess Nonrecourse Liabilities

                    For the purpose of determining the Partners' shares of the Company's Excess Nonrecourse Liabilities pursuant to Treasury Regulations ss.ss. 1.752-3(a)(3) and 1.707-5(a)(2)(ii), and solely for such purpose, the Partners' interests in profits are hereby specified to be their respective
Section 8.1(b) Percentages.

                    7.14  Treatment of Certain Distributions

                        (a) In the event that (i) the Company makes a distribution that would (but for this subsection (a)) be treated as a Nonrecourse Distribution, and (ii) such distribution does not cause or increase a deficit balance in the Capital Account of the Partner receiving such distribution as of the end of the Company's taxable year in which such distribution occurs, then such distribution may be treated as not constituting a Nonrecourse Distribution to the extent permitted by Treasury Regulations ss. 1.704-2(h)(3).

                        (b) In the event that (i) the Company makes a distribution that would (but for this subsection (b)) be treated as a Partner Nonrecourse Distribution, and (ii) such distribution does not cause or increase a deficit balance in the Capital Account of the Partner receiving such distribution as of the end of the Company's taxable year in which such distribution occurs, then such distribution may be treated as not constituting a Partner Nonrecourse Distribution to the extent permitted by Treasury Regulations ss. 1.704-2(i)(6).


                                  SECTION 8.

                                 DISTRIBUTIONS

                    8.1   Distributions

                        (a) From time to time, the General Partner will determine, subject to approval by the Directors if they so determine, the amount of distributions to be made, in the order of priority set forth in
Section 8.1(b), of all or any portion of the Company's Aggregate Net Profit, in each case to the extent permitted by the Borrowing Arrangements, the Statement of Preferences for any Preferred Interests and any other agreements to which the Company is subject. Amounts not distributed may be reinvested, directly or indirectly, in Fund Investments (as such term is defined in the Credit Agreement).

                        (b) Distributions of amounts reflecting Previously Undistributed Net Profit shall be made at such times as the General Partner in its sole discretion may determine and in the following order of priority:

                              (i) 100% to the Preferred Partners in accordance
                      with the Statement of Preferences for each series of Preferred Interests;

                              (ii) 100% to the Common Partners in accordance
                      with their relative Capital Account balances until the cumulative distributions and amounts distributable in respect of the Common Interests exceed an 8% annual weighted average return on undistributed Capital Contributions attributable to the Common Partners (such return, the "Hurdle");

                              (iii) 100% to the General Partner until the
                      General Partner has received 25% of the cumulative sum of all amounts previously distributed to the Common Partners under this Section 8.1(b) (such distributions, the "Catch-up Amount"); and

                              (iv) 80% to the Common Partners in accordance
                      with their relative Capital Account balances and 20% to the General Partner.

                        (c) For purposes of determining whether the Hurdle has been exceeded and whether the General Partner has received the Catch-up Amount, the performance of the Company will include the performance of the Parent for periods prior to the date hereof and the distributions, if any, made by the Parent to its members in respect of its operations prior to the date hereof and by the Company pursuant to Section 8.1(b)(i), (ii), (iii).

                        (d) The General Partner may, subject to approval by the Directors if they so determine, determine to distribute to any class or classes of the Partners any amounts representing a return of capital or designated as a return of capital ("Returned Capital"); provided, however, that the General Partner shall not make a distribution of Returned Capital to any class at any time when it could not make such distribution under the Investment Company Act or the Delaware Act. Such Returned Capital shall not be distributed in accordance with Section 8.1(b). Any Returned Capital to be distributed shall be distributed to the Partners in proportion to their respective Interests in the class or classes to which such capital is being distributed.

                        (e) No Partner shall be entitled to receive distributions in any Accounting Period in excess of its Capital Account balance, after taking into account allocations of Net Profit or Net Loss for the applicable Accounting Period.

                        (f) Any distribution by the Company pursuant to the terms of this Section 8.1 or Section 16.4 to the Person shown on the Company's records as a Partner or to such Person's legal representatives, or to the assignee of the right to receive such distributions as provided herein, shall acquit the Company and the General Partner of all liability to any other Person who may be interested in such distribution by reason of any other assignment or Transfer of such Partner's Interest for any reason (including an assignment or Transfer thereof by reason of death, incompetence, bankruptcy or liquidation of such Partner).

                        (g) Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the General Partner on behalf of the Company, shall not make a distribution to any Partner on account of its Interest if such distribution would violate Section 17-607 of the Delaware Act or other applicable law.

                        (h) Notwithstanding the foregoing provisions of this
Section 8.1 (or any other provision hereof), the General Partner may set aside reasonable reserves for anticipated liabilities, obligations or commitments of the Company.

                    8.2   Withholding

                        (a) The Company shall comply with withholding requirements under United States federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amount to any authority with respect to distributions or allocations to any Partner (whether, General Partner, Common Partner or Preferred Partner), the amount withheld shall be deemed to be a distribution by the Company to such Partner in the amount of the withholding.

                        (b) If any amount was withheld on income received by the Company and the amount of the withholding was calculated, under applicable law, with respect to income allocable to some (but not all) of the Partners such withholding (and any related tax or book income or deduction item) shall be allocated, in a manner reasonably determined by the General Partner, to the Partners with respect to whom the withholding was calculated, and distributions shall be adjusted accordingly; provided, however, that if the Partner to whom such withholding is allocated is not a United States person for U.S. federal income tax purposes, such Partner shall reimburse the Company for the excess of the withholding tax paid on its behalf over the amount that otherwise would have been payable in respect of such Partner had such Partner been a United States person. If the Partner fails to so reimburse the Company, such excess will be treated as an advance repayable with interest out of the first available amounts that would otherwise be payable to such Partner.


                                  SECTION 9.

              MANAGEMENT, GENERAL PARTNER AND BOARD OF DIRECTORS

                    9.1   Management Generally

                        (a) Subject to the requirements of the Investment Company Act, the voting rights of the Interests and the rights of the Board of Directors set forth herein, the management of the Company shall be vested exclusively in the General Partner, which shall have, subject to the foregoing, all of the power and authority of a "general partner" of the Company within the meaning of the Delaware Act, including the authority to appoint officers and to authorize persons to act on behalf of the Company and engage third parties to provide services to the Company and to perform any permissible activity and is further authorized to delegate such power and authority to such officers or authorized Persons as it determines to be appropriate. The Board of Directors may designate one or more committees each of which shall have all or such lesser portion of the power and authority of the entire Board of Directors as the Directors shall determine from time to time, except to the extent that action by the entire Board of Directors or particular Directors is required by the Investment Company Act.

                        (b) Notwithstanding Section 9.1(a), the Board of Directors shall have, and the General Partner hereby irrevocably delegates to them pursuant to Section 17-403(c) of the Delaware Act, all of the power and authority set forth in any provision of this Agreement or conferred on them with respect to an investment company by or pursuant to the Investment Company Act and any other federal securities laws, including to appoint and terminate the General Partner, the Investment Manager, the Co-Manager and the independent public accountants of the Company in accordance with the provisions of the Investment Company Act, to establish the policies and procedures for determining the Net Asset Value of the Company and to review and adjust the determinations thereof by the General Partner, to approve all policies and procedures, including compliance policies and procedures, of the Company and of the General Partner, the Investment Manager, the Co-Manager and any transfer agent, to approve co-investments as contemplated by any exemptive order applicable to the Company and to resolve conflicts of interest between the Company and Affiliated Persons thereof. Notwithstanding Section 9.1(a), the Board of Directors shall have full power and authority to allocate any or all of the investment management of the Company's Assets to the Investment Manager or the Co-Manager instead of to the General Partner.

                    9.2   Board of Directors

                        (a) Subject to the terms of each Statement of Preferences, the number of Directors shall be such number, not less than three, as shall be approved from time to time by a majority of Directors then in office. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term. An individual nominated as a Director shall be at least 21 years of age and not older than such age as shall be approved from time to time by not less than two-thirds of the Directors then in office and shall not be under legal disability. Directors need not own Interests or be Partners and may succeed themselves in office. The names and addresses of the Directors shall be set forth in the records of the Company.

                        (b) Any Director may resign as a Director (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date provided in such instrument. Subject to the rights of the Preferred Interests with respect to Directors elected solely by the Preferred Interests pursuant to the Investment Company Act, any Director may be removed (provided that the aggregate number of Directors after such removal shall not be less than the minimum number specified in Section 9.2(a) hereof) for cause at any time by the act of a majority of the remaining Directors, specifying the date when such removal shall become effective. Subject to the rights of the Preferred Interests with respect to Directors elected solely by the Preferred Interests pursuant to the Investment Company Act, any Independent Director may be removed (provided that the aggregate number of Directors after such removal shall not be less than the minimum number Section 9.2(a) hereof) without cause at any time by the act of two-thirds of the remaining Directors, and any Director can be removed without cause by vote of not less than two-thirds of the aggregate voting power of the Interests entitled to vote in the election of such Director, specifying the date when such removal shall become effective.

                        (c) The term of office of a Director shall terminate and a vacancy shall occur in the event of the removal, resignation, incompetence or other incapacity to perform the duties of the office, or death, of a Director. Subject to the rights of the Preferred Interests with respect to Directors elected solely by the Preferred Interests pursuant to the Investment Company Act and pursuant to any Statement of Preferences, whenever a vacancy in the Board of Directors shall occur, the remaining Directors may fill such vacancy by appointing an individual having the qualifications described in this Agreement by a written instrument signed or adopted by a majority of the Directors then in office or by election of the holders of Interests, or may leave such vacancy unfilled, or may reduce the number of Directors (provided that the aggregate number of Directors after such removal shall not be less than the minimum specified in Section 9.2(a) hereof). Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in this Agreement by a majority of the Directors then in office or by election of the holders of Interests. No vacancy shall operate to annul this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement.

                        (d) Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Directors. Regular meetings of the Directors may be held without call or notice at a time and place fixed by resolution of the Directors. Notice of any other meeting shall be mailed via overnight courier not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Director either before or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Directors may act with or without a meeting. A quorum for all meetings of the Directors shall be one-third of the Directors then in office. Unless provided otherwise in this Agreement, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by written consent of a majority of the Directors or such other proportion as shall be specified herein for action at a meeting at which all Directors then in office are present.

                              (i) Any committee of the Directors may act with
                      or without a meeting. A quorum for all meetings of any such committee shall be one third of the Partners thereof. Unless provided otherwise in this Agreement, any action of any such committee may be taken at a meeting by vote of a majority of the Partners of such committee present (a quorum being present) or without a meeting by written consent of a majority of the Partners of such committee or such other proportion as shall be specified herein for action at a meeting at which all committee Partners are present.

                              (ii) With respect to actions of the Directors
                      and any committee of the Directors, Directors who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the Investment Company Act.

                              (iii) All or any one or more Directors may
                      participate in a meeting of the Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise provided by the Investment Company Act.

                              (iv) The Directors may, but shall not be
                      required to, elect a Chairman of the Board of Directors, who shall not, in his or her capacity as such, be an officer of the Company and who shall serve at the pleasure of the Board of Directors. Any Chairman of the Board of Directors elected by the Directors need not be an Independent Director, unless otherwise required by applicable law.

                        (e) The Directors shall elect a Principal Executive Officer, a Secretary, a Principal Financial Officer and any other authorized Persons the Directors consider appropriate, each of whom shall serve at the pleasure of the Board of Directors or until their successors are elected. The Directors may elect or appoint or may authorize the Chairman, if any, or Principal Executive Officer to appoint such other officers or agents or other authorized Persons with such other titles and powers as the Board of Directors may deem to be advisable. Any Chairman shall, and the Principal Executive Officer, Secretary and Principal Financial Officer may, but need not, be a Director.

                        (f) The Directors and officers shall owe to the Company and the holders of Interests the same fiduciary duties as owed by directors and officers of corporations to such corporations and their stockholders under the general corporation law of the State of Delaware. Directors elected by the holders of Preferred Interests shall have no special duties to the holders of Preferred Interests. The powers of the Directors may be exercised without order of or resort to any court. No Director shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder.

                        (g) The Board of Directors may adopt and from time to time amend or repeal By-Laws ("By-Laws") for the conduct of the business of the Company. Such By-Laws shall be binding on the Company and the Partners unless inconsistent with the provisions of this Agreement. The Partners shall not have authority to adopt, amend or repeal By-Laws.

                        (h) Any determination as to what is in the interests of the Company made by the Directors in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors.

                    9.3   Expenses of the Company

                        (a) The Company shall have power to incur and pay out of the Assets or income of the Company any expenses necessary or appropriate to carry out any of the purposes of this

Agreement, and the business of the Company. The Directors may pay themselves such compensation as they in good faith may deem reasonable and may be reimbursed for expenses reasonably incurred by themselves on behalf of the Company.

                        (b) The Company shall pay, and shall reimburse the General Partner, the Investment Manager, the Co-Manager and each of their respective Affiliates for, any costs and expenses that, in the good faith judgment of the Board of Directors, are incurred in the formation, financing or operation of the Company, including, without limitation, the Advisory Fees and other costs and expenses specified herein or in the Advisory Agreement or the Co-Advisory Agreement to be paid by the Company; fees and expenses of offering Interests or debt instruments and enhancing or assuring the credit quality thereof; fees and expenses relating to short-term investments of cash and investments in Portfolio Companies including the structuring, negotiation, acquisition, syndication, holding, restructuring, recapitalization and disposition thereof or relating to proposed portfolio investments which are not consummated; reasonable premiums for insurance protecting the Company, the General Partner, the Investment Manager, the Co-Manager, any of their respective Affiliates and any of their respective employees and agents; legal, compliance, administrative, custodial and accounting expenses; auditing expenses; appraisal expenses; expenses relating to organizing companies through or in which investments in Portfolio Companies will be made; expenses incurred in maintaining the places of business of the Company; costs and expenses of preparing and maintaining the books and records of the Company and entities through which it invests; costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles; taxes or other governmental charges payable by the Company; costs and expenses incurred in connection with any actual or threatened litigation, and any judgments or settlements paid in connection with litigation, involving the Company, a Portfolio Company or a Person entitled to indemnification from the Company; expenses (including legal fees and expenses) incurred in connection with the bankruptcy or reorganization of any Portfolio Company; costs of reporting to the Partners, creditors and regulatory authorities; costs of responding to regulatory inquiries; costs of Partner meetings and the solicitation of Partner consents; costs incurred in valuing assets; costs of winding up and liquidating the Company; and interest, distributions and fees under the Credit Agreement, other indebtedness incurred by the Company and the Interests.

                        (c) The Company shall pay, and shall reimburse the General Partner, the Investment Manager, the Co-Manager and each of their Affiliates for, all legal, tax, accounting and other expenses (including organizational expenses) incurred in connection with the Credit Agreement, the Preferred Interests and the formation of the Company and related entities, and all fees payable to any placement agents in connection with subscriptions for the Interests and to any other agents, lenders, arrangers or other Persons in connection with the Credit Agreement and the placement and sale of the Preferred Interests.

                        (d) The Company shall pay, and shall reimburse the Co-Manager for, any reasonable transportation and other travel costs and expenses incurred by the Co-Manager in connection with making any representative on any investment committee available for meetings with the other Partners of such investment committee.

                    9.4   Partners' Consent

                    To the fullest extent permitted by law, each Partner hereby consents to the exercise by the General Partner, the Board of Directors and the Investment Manager of the powers conferred on them by or pursuant to this Agreement.

                    9.5   Exculpation

                    No Partner (other than the General Partner) shall be subject in such capacity to any personal liability whatsoever to any Person in connection with the Assets or the acts, obligations or affairs of the Company. Partners (other than the General Partner) shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the general corporation law of the State of Delaware. Except as otherwise required by law, the General Partner, the Directors, the Investment Manager, the Co-Manager, and their respective Affiliated Persons, and any officers, directors, Partners, managers, employees, stockholders, assigns, representatives and agents (including the Placement Agents) of any such Person (each an "Indemnified Person", and collectively, the "Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Company, any Partner or any other Person for any loss, liability, damage, settlement cost, or other expense (including reasonable attorneys' fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by such Indemnified Person (other than solely in such Indemnified Person's capacity as a Partner, if applicable) in connection with the establishment, management or operations of the Company or the management of the Assets (including in connection with serving on any creditors' committee or board of directors for any Portfolio Company ), except that an Indemnified Person shall be liable to the Company or any Partner, as the case may be, if such act or failure to act arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duty to the Company or such Partner, as the case may be (such conduct, "Disabling Conduct"). Subject to the foregoing and to the general liability of the General Partner for the liabilities of the Company, all such Persons shall look solely to the Assets for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Indemnified Person is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such Indemnified Person shall not, on account thereof, be held to any personal liability.

                    9.6 Indemnification; No Duty of Investigation; Reliance on Experts

                        (a) To the fullest extent permitted by applicable law, each of the Indemnified Persons shall be held harmless and indemnified by the Company (out of the Assets and not out of the separate assets of any Partner) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Person may be or may have been involved as a party or otherwise (other than as authorized by the Directors, as the plaintiff or complainant) or with which such Indemnified Person may be or may have been threatened, while acting in such

Person's capacity as an Indemnified Person, except with respect to any matter as to which such Indemnified Person shall not have acted in good faith in the reasonable belief that such Person's action was in the best interest of the Company or, in the case of any criminal proceeding, as to which such Indemnified Person shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that an Indemnified Person shall only be indemnified hereunder if (i) such Indemnified Person's activities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Indemnified Person is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are neither "interested persons" of the Company (as defined in Section 2(a)(19) of the Investment Company Act) nor parties to the proceeding, that the Indemnified Person is entitled to indemnification (the "Disinterested Non-Party Directors"), or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion that concludes that the Indemnified Person should be entitled to indemnification. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Directors. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.

                        (b) The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the Indemnified Person of the Indemnified Person's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the Indemnified Person shall provide adequate security for his undertaking, (2) the Company shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification.

                        (c) The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which such Indemnified Person may be lawfully entitled.

                        (d) Notwithstanding the foregoing, subject to any limitations provided by the Investment Company Act and this Agreement, the Company shall have the power and authority to indemnify Persons providing services to the Company to the full extent provided by law as if the Company were a corporation organized under the Delaware General Corporation Law provided that such indemnification has been approved by a majority of the Directors or, with respect to agreements to which the General Partner and Investment Manager are not party, by the General Partner.

                        (e) No purchaser, lender, transfer agent or other person dealing with the Directors or with the General Partner or any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Directors or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Interest and security of the Company, and every other act or thing whatsoever executed in connection with the Company shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as the General Partner or officers, employees or agents of the Company. The Company may maintain insurance for the protection of the Assets, its Partners, Directors, officers, employees or agents in such amounts as the Directors shall deem adequate to cover possible liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the Investment Company Act.

                        (f) Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, General Partner officers or employees of the Company, regardless of whether such counsel or other person may also be a Director.

                    9.7   Director Limited Liability

                    Except as otherwise provided by law, the Directors shall not be obligated personally for any debt, obligation or liability of the Company solely by reason of being a director of the Company, and the debt, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company.

9.8      Certain Other Activities

                    The General Partner, the Investment Manager, the Co-Manager and their respective Affiliated Persons, employees and associates (collectively, the "Manager Affiliates") may manage funds and accounts other than the Assets ("Other Accounts") that invest in assets eligible for purchase by the Company. Subject to the requirements of the Investment Company Act and the Advisers Act, the Manager Affiliates are in no way prohibited from spending, and may spend, substantial business time in connection with other businesses or activities, including, but not limited to, managing Other Accounts, managing investments, advising or managing entities whose investment objectives are the same as or overlap with those of the Company, participating in actual or potential investments of the Company or any Partner, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Company, or acting as a director, officer, manager, Partner or creditors' committee Partner of, or adviser to, or participant in, any corporation, company, limited liability company, trust or other Person. Subject to the requirements of the Investment Company Act and the Advisers Act, the Manager Affiliates are in no way prohibited from receiving, and may receive, fees or other compensation from third parties for any of these activities, which fees will be for their own account and not for the account of the Company. Such fees may relate to actual, contemplated or potential investments of the Company and may be payable by entities in which the Company directly or indirectly has invested or contemplates investing. Neither the Company nor any Partner shall, by virtue of this Agreement, have any right, title or interest in or to the businesses or activities permitted by this Section 9.8 or in or to any fees or consideration derived therefrom. Allocation of investments or opportunities among the Company and Other Accounts will be made as described in the Offering Memorandum or as otherwise approved by the Board of Directors in accordance with the Investment Company Act, the Advisers Act and any exemptive order obtained from the U.S. Securities and Exchange Commission.

                    9.9   Tax Matters

                        (a) The General Partner is hereby designated the "tax matters partner" for purposes of Section 6231(a) of the Code and Treasury Regulations.

                        (b) The Tax Matters Partner shall have the right to file all necessary reports relating to any withholding or payment in connection with Section 8.2, as may be required by law or as the Tax Matters Partner deems appropriate. Each Partner shall indemnify the Company and the Tax Matters Partner and hold each of them harmless from any liability with respect to any taxes, penalties or interest required to be withheld or paid to any taxing authority by the Company or the Tax Matters Partner for or on behalf of such Partner or with respect to such Partner's Interests.

                        (c) Any Partner that is a partnership (or that is treated as a partnership for federal income tax purposes) will promptly notify the Company in writing upon any of the following occurrences:

                              (i) any event, such as a sale or exchange of an
                      interest in such Partner, that will result in an adjustment to the basis of the assets of such Partner under Section 743(b) of the Code pursuant to an election under Section 754 of the Code;

                              (ii) any event, such as a distribution of cash
                      or other property by such Partner, that will result in an adjustment to the basis of such Partner's assets under Section 734(b) of the Code pursuant to an election under Section 754 of the Code; or

                              (iii) any event that will result in the
                      termination of such Partner as a partnership pursuant to
                      Section 708(b)(1)(B) of the Code.

                        (d) In the event that any interest in a Partner that is a partnership (or that is treated as a partnership for federal income tax purposes) is owned directly or indirectly by a tax exempt or foreign Person or entity, such Partner will promptly notify the Company in writing of such tax exempt or foreign Person or entity's proportionate share of such Partner's items of income and gain (determined as a percentage pursuant to Section 168(h)(6)(C) of the Code) and of any change in such proportionate share.

                        (e) The Tax Matters Partner shall have the right to make such elections under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of Company income, gain, loss, deduction and credit and as to all other relevant matters as it believes necessary, appropriate and desirable.

                        (f) The Tax Matters Partner shall have the right to make or petition to revoke (as the case may be) the election referred to in
Section 754 of the Code; it being understood that the Tax Matters Partner, as of the date hereof, does not intend to make such election but may in the future choose to do so in its sole discretion. Each Partner agrees in the event of such an election to supply promptly to the Company the information necessary to give effect thereto.

                        (g) No Partner (other than the Tax Matters Partner) shall have the right to participate in the audit of any Company tax return, file any tax return, amended tax return or claim for refund inconsistent with any item of income, gain, loss or expense reflected on any Company tax return, participate in any administrative or judicial proceeding arising out of or in connection with any Company tax return, audit relating to a Company tax return, claim for refund by the Company or denial of such a claim, or appeal, challenge or otherwise protest any adverse findings in any such audit or with respect to any such tax return or in any such administrative or judicial proceedings.


                                 SECTION 10.

                                   PARTNERS

                    10.1  Identity and Contributions

                    The names and addresses of the Partners, the Interests owned by each Partner and the Capital Contributions of each will be set forth in the Company's records.

                    10.2  No Management Power or Liability

                    Subject to the requirements of the Investment Company Act, except as otherwise provided herein, the Partners (other than the General Partner) in their capacity as such shall have no right or power to, and shall not, take part in the management of or transact any business for the Company, including but not limited to, any acts or decisions relating to investment activities of the Company, and shall have no power to sign for or bind the Company. Except as otherwise required by law, no Partner (other than the General Partner), in its capacity as such, shall be personally liable for any debt, loss, obligation or liability of the Company. Employees, officers, authorized Persons and agents of the Company shall have authority to act on behalf and in the name of the Company to the extent authorized by the General Partner.

                    10.3  Amendments

                        (a) If a vote of the holders of Interests is required by applicable law or this Agreement to amend this Agreement, or if the General Partner or the Directors determine to submit an amendment to a vote of the holders of Interests, then, other than with respect to Sections of this Agreement where a different affirmative vote is specifically required, this Agreement may be amended, after a majority of the Directors then in office have approved a resolution therefor, by the affirmative vote set forth in
Section 10.10. Section 10.10 may only be amended, after a majority of Directors then in office have approved a resolution therefor, by the affirmative vote of the holders of not less than 75% of the affected Interests then outstanding. Section 16.7 may only be amended, after a majority of Directors then in office have approved a resolution therefor, by the affirmative vote of the holders of not less than 100% of the Series A Preferred Interests then outstanding. Notwithstanding the foregoing, without the unanimous approval of all of the Partners affected thereby, no such amendment may:

                              (i) require any Common Partner to make Capital
                      Contributions in excess of its initial Capital Contribution, require any Partner that is not a Common Partner to make additional Capital Contributions in excess of its contractual commitment or otherwise increase the liability of any Partner hereunder; or

                              (ii) adversely affect such Partners' rights to
                      distributions; or

                              (iii) modify this Section 10.3(a).

                        (b) Subject to the requirements of the Investment Company Act and other applicable law, notwithstanding the foregoing provisions of this Section 10.3, the Board of Directors, or the General Partner with the approval of the Board of Directors, may amend this Agreement, without the consent of any Partner, (i) to change the name of the Company or any class or series of Interests; (ii) to make any change that does not adversely affect the rights or preferences of any class or series of Interests, (iii) to conform this Agreement to the requirements of the Investment Company Act or any other applicable law; (iv) in connection with qualifying the Company to permit limited liability under the laws of any state; (v) to prevent any material and adverse effect to any Partner or the Company arising from the application of legal restrictions to any Partner, the Investment Manager, the Co-Manager or the Company, subject to the requirement that no Partner be materially and adversely affected; (vi) to make any change that is necessary or desirable to cure any ambiguity or inconsistency, subject to the requirement that no Partner be materially and adversely affected; (vii) to make any other changes similar to the foregoing, including in connection with the Credit Agreement, subject to the requirement that no Partner be materially and adversely affected; or (viii) to make such conforming changes as may be necessary to reflect the termination of the Company and the assumption by the Parent of all of the assets and obligations of the Company to the extent not prohibited by applicable law, subject to the requirement that no Partner be materially and adversely affected thereby; provided that the General Partner and the Board of Directors shall not be liable for failing to do so. Prior to entering into any amendment pursuant to this Section 10.3(b), the General Partner or the Board of Directors shall notify the Partners in writing of the material terms of such amendment. The Company may reflect in its records changes made in the composition of the Partners and their respective Capital Contributions and Interests in accordance with the provisions of this Agreement without the consent of the Partners.

                        (c) After any amendment to this Agreement becomes effective, the Company shall send to the Partners a copy of such amendment.

                        (d) Nothing contained in this Agreement shall permit the amendment of this Agreement to impair the exemption from personal liability of the Partners (other than the General Partner), Directors, officers, employees and agents of the Company and their respective Affiliates, to permit assessments upon such Partners or to permit the Company to be converted at any time from a "closed-end investment company" to an "open-end investment company" as those terms are defined by the Investment Company Act or a company obligated to repurchase shares under Rule 23c-3 of the Investment Company Act.

                        (e) An amendment duly adopted by the requisite vote of the Board of Directors and, if required, Partners as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Directors or Partners, as the case may be. A certification signed by the General Partner or the Secretary setting forth an amendment and reciting that it was duly adopted by the Directors and, if required, Partners as aforesaid, or a copy of the Agreement, as amended, and executed by the General Partner or the Secretary, shall be conclusive evidence of such amendment when lodged among the records of the Company or at such other time designated by the Directors.

                        (f) Notwithstanding any other provision hereof, until such time as Interests are issued and outstanding, this Agreement may be terminated or amended in any respect by the affirmative vote of a majority of the Directors or by an instrument signed by a majority of the Directors then in office.

                        (g) Notwithstanding anything to the contrary contained herein, no holder of Interests of any class or series, other than to the extent expressly determined by the Directors with respect to Interests qualifying as preferred stock pursuant to Section 18(a) of the Investment Company Act, shall have any right to require the Company or any person controlled by the Company to purchase any of such holder's Interests.

                    10.4  Merger, Consolidation, Liquidation

                    Subject to the provisions of the Investment Company Act and other applicable law, the Company may merge or consolidate with any other entity, or sell, lease or exchange all or substantially all of the Assets upon approval by two-thirds of the Directors then in office and the affirmative vote of not less than two-thirds of the outstanding Interests. Notwithstanding the foregoing, the Company shall automatically be merged into the Parent and terminate its existence at such time as, pursuant to receipt of no-action or other appropriate relief from the Securities and Exchange Commission or its staff, the board of directors of the Parent is able to authorize the issuance of Series S Preferred Stock of the Parent to the General Partner. Each Partner, upon becoming a Partner, consents to such termination and merger, including the exchange by each Preferred Partner of its Preferred Interests for an equivalent amount of preferred shares of the Parent having substantially similar terms and the exchange of the General

Partner's Interest for the share or shares of Series S Preferred Stock of the Parent, to the extent any consent of Partners would be required therefor. Such merger shall occur on the basis of the Net Asset Value of the Common Interests, the liquidation preference of the Preferred Interests and the amount of indebtedness outstanding under the Credit Agreement and in accordance with the requirements of Rule 17a-8 under the Investment Company Act. No Partner shall have any rights of redemption or appraisal in connection with any such merger.

                    10.5  List of Partners

                    A list of the names and addresses of all Partners (to the extent known to the Company) shall be made available to any Partner or its representative for inspection and, at the Partner's cost, copying upon written request and at reasonable times to the extent required by the Investment Company Act with respect to trusts for any purpose.

                    10.6  Limitations

                    No Partner shall have the right or power to (i) bring an action for partition against the Company; (ii) cause the termination or dissolution of the Company, except as set forth in this Agreement; or (iii) demand property other than cash with respect to any distribution and then only in accordance with the terms of this Agreement. For the avoidance of doubt, Partners shall not have the power provided for in Section 17-801 of the Delaware Act, and the Company may only be dissolved pursuant to the terms of this Agreement. Except to the extent required for a Delaware business corporation, the Partners shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Company or the Partners.

                    10.7  Meetings

                        (a) The Company may, but shall not be required to, hold annual meetings of the holders of any class or series of Interests. An annual or special meeting of Partners may be called at any time only by the Directors or by Partners in accordance with the requirements of the Investment Company Act applicable to trusts. Any meeting of Partners shall be held within or without the State of Delaware on such day and at such time as the Directors shall designate.

                        (b) Notice of all meetings of Partners, stating the time, place and purposes of the meeting, shall be given by the Directors by mail to each Partner of record entitled to vote thereat at its registered address, mailed at least 10 days before the meeting or otherwise in compliance with applicable law. Except with respect to an annual meeting, at which any business required by the Investment Company Act may be conducted, only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 130 days after the record date. For the purposes of determining the Partners who are entitled to notice of and to vote at any meeting the Directors may, without closing the transfer books, fix a date not more than 100 days prior to the date of such meeting of Partners as a record date for the determination of the Persons to be treated as Partners of record for such purposes.

                    10.8  Action Without a Meeting

                    Any action that may be taken at a meeting of the Partners may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by Partners owning not less than the minimum percentage of the Interests of the Partners that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted, and notice of the action taken is provided to each Partner. Any such written consent must be filed with the records of the meetings of the Partners.

                    10.9  Procedures

                    A Partner shall be entitled to cast votes: (a) at a meeting, in person, by written proxy or by a signed writing directing the manner in which its vote is to be cast, which writing must be received by the Company at or prior to the commencement of the meeting; or (b) without a meeting, by a signed writing directing the manner in which its vote is to be cast, which writing must be received by the Company at or prior to the time and date on which the votes are to be counted. Except as otherwise herein specifically provided, all procedural matters relating to the holding of meetings of Partners or taking action by written consent, whether noticed or solicited by the Company or others, including, without limitation, matters relating to the date for the meeting or the counting of votes by written consent, the time period during which written consents may be solicited, minimum or maximum notice periods, record dates, proxy requirements and rules relating to the conduct of meetings or the tabulation of votes, shall be as reasonably established by the Directors. To the extent not otherwise provided by the Board of Directors pursuant to Section 10.10 or otherwise, the laws of the State of Delaware pertaining to the validity and use of proxies regarding the shares of business corporations shall govern the validity and use of proxies given by Partners.

                    10.10 Voting

                        (a) Partners shall have no power to vote on any matter except matters on which a vote of Interests is required by or pursuant to the Investment Company Act, a Statement of Preferences, this Agreement, the By-Laws or any resolution of the Directors. Any matter required to be submitted for approval of any of the Interests and affecting one or more classes or series shall require approval by the required vote of Interests of the affected class or classes and series voting together as a single class and, if such matter affects one or more classes or series thereof differently from one or more other classes or series thereof or from one or more series of the same class, approval by the required vote of Interests of such other class or classes or series or series voting as a separate class shall be required in order to be approved with respect to such other class or classes or series or series; provided, however, that except to the extent required by the Investment Company Act and any Statement of Preferences, there shall be no separate class votes on the election or removal of Directors or the selection of auditors for the Company. Partners of a particular class or series thereof shall not be entitled to vote on any matter that affects the rights or interests of only one or more other classes or series of such other class or classes or only one or more other series of the same class. There shall be no cumulative voting in the election or removal of Directors.

                        (b) The holders of one-third of the outstanding Interests of the Company on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders for purposes of conducting business on which a vote of all Partners of the Company is being taken. The holders of one-third of the outstanding Interests of a class or classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such class or classes for purposes of conducting business on which a vote of holders of such class or classes is being taken. The holders of one-third of the outstanding Interests of a series or series on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such series or series for purposes of conducting business on which a vote of holders of such series or series is being taken. Interests underlying a proxy as to which a broker or other intermediary states its absence of authority to vote with respect to one or more matters shall be treated as present for purposes of establishing a quorum for taking action on any such matter only to the extent so determined by the Directors at or prior to the meeting of holders of Interests at which such matter is to be considered and shall not be treated as present for purposes of voting or any other purpose except as determined by the Directors.

                        (c) Subject to any provision of the Investment Company Act, any Statement of Preferences or this Agreement specifying or requiring a greater or lesser vote requirement for the transaction of any matter of business at any meeting of Partners or, in the absence of any such provision of the Investment Company Act, any Statement of Preferences or this Agreement, subject to any provision of the By-Laws or resolution of the Directors specifying or requiring a greater or lesser vote requirement, (i) the affirmative vote of a plurality (or, if provided by the By-Laws, a majority) of the Interests present in person or represented by proxy and entitled to vote for the election of any Director or Directors shall be the act of such Partners with respect to the election of such Director or Directors; (ii) the affirmative vote of a majority of the Interests present in person or represented by proxy and entitled to vote on any other matter who vote on such matter shall be the act of the Partners with respect to such matter; and (iii) where a separate vote of one or more classes or series is required on any matter, the affirmative vote of a majority of the Interests of such class or classes or series or series present in person or represented by proxy and entitled to vote on such matter who vote on such matter shall be the act of the Partners of such class or classes or series or series with respect to such matter.

                        (d) At any meeting of Partners, any holder of Interests entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Company. Only Partners of record shall be entitled to vote. Each .01% of the Net Asset Value of the Company shall entitle the Common Partner of record thereof to one vote and each fraction thereof shall entitle the Common Partner of record thereof to a vote equal to such fraction. Each $20,000 of the liquidation preference of a Preferred Interest shall entitle the Preferred Partner of record thereof to one vote and each fraction thereof shall entitle the Preferred Partner of record thereof to a vote equal to such fraction. When any Interest is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be given by or on behalf of a Partner of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Interest is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Interest, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The Directors shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile, telephonic, Internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Directors as the Directors shall determine.

                    10.11 Removal of the General Partner

                    The General Partner may be removed with or without cause at any time on not less than 60 days notice by vote of either (a) the Board of Directors at a meeting called for such purpose or (b) by a majority of the Interests at a meeting called for such purpose. Upon any such removal, for purposes of determining any allocations and distributions due to the General Partner pursuant to Section 7 or 8 hereof, the Company shall be deemed to have liquidated all of its Assets at fair value as determined pursuant to the Investment Management Agreement (including any discount provided in Section 6(d) thereof).

                    10.12 Key Man Approvals

                    If any two of Michael E. Tennenbaum, Mark Holdsworth and Howard Levkowitz die, become incapacitated or depart from the Investment Manager or cease to be actively involved in the management or operations of the Investment Manager or the Company, (i) if such event occurs during the Subscription Period, the Investment Manager will promptly notify the Co-Manager, the credit agent for the Company's senior credit facility, the credit enhancer, if any, and the Partners of such event and the Partners may determine at any time during the six months following such notice, by vote of 75% or more of the Common Interests, to terminate the Subscription Period or, voting together with the Preferred Interests as a single class, to liquidate the Company, and (ii) if such event occurs after the Subscription Period, the Investment Manager will promptly notify the Co-Manager, the credit agent for the Company's senior credit facility, the credit enhancer, if any, and the Partners of such event, will increase the number of voting Co-Manager representatives on the investment committee established by the Investment Manager (the "Investment Committee") to a number that is equivalent at all times to the number of voting Investment Manager representatives on such committee and will promptly replace one or both of such individuals with another individual with skills reasonably comparable to those which such individual or individuals employed on behalf of the Investment Manager for the benefit of the Company (a person having such skills being a "Replacement Principal"), as determined by the approval of a majority of the Common Interests and Preferred Interests voting as a single class within sixty days after the date notice of such replacement is given. Upon the approval of a Replacement Principal, the number of Co-Manager representatives on the Investment Committee shall be reduced to one and such Replacement Principal's name shall be substituted for purposes of the first sentence of this Section
10.12 for the name of the individual for whom he or she is a Replacement Principal.

                    10.13 Pass Through Voting

                    Notwithstanding anything to the contrary herein, all voting rights of the Parent as the holder of Common Interests shall be passed through to and exercised by the holders of the outstanding shares of the Parent, and the Parent shall vote its Common Interests in the same proportion as its holders vote their outstanding shares.


                                  SECTION 11.

                       ADMISSION OF ADDITIONAL PARTNERS;
                     ASSIGNMENTS OR TRANSFERS OF INTERESTS

                    11.1  Admission of Additional Partners

                    No additional Partners will be admitted after the date hereof, except as provided in Sections 5.2, 7.1 and 11.2.

                    11.2  Assignments or Transfers of Interests

                        (a) In no event shall all or any part of a Partner's Interests be Transferred if such Transfer would result in there being more than 95 Partners for purposes of Treasury Regulation ss.1.7704-1(h), and any such purported Transfer shall be void and shall not be recognized by the Company. In no event shall all or any part of a Partner's Preferred Interests be Transferred, and any such purported Transfer shall be void and shall not be recognized by the Company, unless all of the conditions set forth in the applicable Statement of Preferences with respect thereto have been satisfied. In no event shall all or any part of a Partner's Common Interests be Transferred, and any such purported Transfer shall be void and shall not be recognized by the Company or the Partners, unless all of the following conditions are satisfied:

                              (i) The Transferor, if requested by the Company
                      in its sole discretion, has delivered to the Company an opinion of counsel reasonably acceptable to the Company that such Transfer (A) would not violate the Securities Act or any state blue sky laws (including any investor suitability standards) and, (B) would not result in the breach of any agreement to which the Company is a party or by which it or any of the Assets is bound;

                              (ii) The Transferor has demonstrated to the
                      reasonable satisfaction of the Company that the Transferee is both an "accredited investor" as defined in Rule 501(a) under the Securities Act and a "qualified client" within the meaning of Rule 205-3 of the Advisers Act;

                              (iii) The Transferor has demonstrated to the
                      reasonable satisfaction of the Company that (1) either
                      (a) the Transferee is not (and, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a) (a "DRE"), its owner is not), for federal income tax purposes, a partnership, trust, estate or "S Corporation" (as such terms are defined in the Code) (in each case, a "Pass-through Entity") or (b) the Transferee (or, if the Transferee is a DRE, its owner) is, for federal income tax purposes, a Pass-through Entity but, after giving effect to such purchase of such Interest by such Transferee (or, if the Transferee is a DRE, its owner), less than 50 percent of the aggregate value of the beneficial ownership interests in the Pass-through Entity (or, if the Transferee is a DRE, its owner) is attributable to the Pass-through Entity's ownership of Interests, and (2) such Interests have not been, and will not be, marketed on or transferred through an "established securities market" within the meaning of
                      Section 7704(b) of the Code and any Treasury Regulations thereunder, including, without limitation, an over the counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;

                              (iv) The Company has received a notice of
                      Transfer signed by both the Transferor and Transferee, such notice to be substantially in the form of Appendix B attached hereto (or such other document specified in the applicable Statement of Preferences); and

                              (v) the Company consents in writing to such
                      Transfer (which consent may be withheld in the Company's reasonable discretion).

                        (b) Provided the foregoing conditions are met, the Transferee may become a Substituted Partner if and only if, with respect to Preferred Interests, any requirements set forth in the relevant Statement of Preferences are satisfied and, with respect to Common Interests, each of the following conditions is satisfied:

                              (i) The Company has consented in writing to the
                      substitution (which consent may be withheld in the Company's reasonable discretion with respect to Transfers of Common Interests only if the transfer conditions described above have not been met or have not been waived);

                              (ii) The Transferor and Transferee execute,
                      acknowledge and deliver such instruments as the Company deems necessary, appropriate or desirable to effect such substitution, including the written acceptance and adoption by the Transferee of this Agreement; and

                              (iii) The Transferee agrees to bear all of the
                      Company's expenses and costs incurred in connection with the Transfer and substitution, including legal fees and filing fees.


                    Upon the satisfaction of the conditions set forth in this
Section 11.2(b), the Company shall record on the books and records of the Company the Substituted Partner as a Partner of the Company.

                        (c) A Transferee, legal representative or successor in interest of a Partner shall be subject to all of the restrictions upon a Partner provided in this Agreement.

                        (d) A Transferee of Interests who desires to make a further Transfer shall be subject to all of the provisions of this Section 11 to the same extent and in the same manner as a Partner making the initial Transfer.

                        (e) Notwithstanding anything to the contrary in this Agreement, the Company may elect (in the Company's sole discretion) to treat a Transferee who has not become a Substituted Partner as a Partner in the place of the Transferor should it determine such treatment to be in the best interests of the Company.

                        (f) Upon the Incapacity of an individual Partner, such Partner's personal representative or other successor in interest shall have such rights as the Incapacitated Partner possessed to constitute a successor as a Transferee of its Interests and to join with such Transferee in making application to substitute such Transferee as a Partner, all as provided in Sections 11.2(a) and (b).

                        (g) Upon the Incapacity of a Partner other than an individual, the authorized representative of such entity shall have such rights as such entity possessed to constitute a successor as a Transferee of its Interests and to join with such Transferee in making application to substitute such Transferee as a Partner, all as provided in Sections 11.2(a) and (b).

                        (h) A Person who acquires Interests or an interest therein but is not admitted to the Company as a Substituted Partner pursuant to Section 11.2(b) shall (i) in the case of a Person acquiring Common Interests or an interest therein who does not satisfy Section 11.2(a)(ii), obtain no rights whatsoever in the Company, such Transfer shall be void as between such Person and the Company and the Company shall have the absolute right in its sole discretion to Transfer such Common Interests to any Person who does satisfy Section 11.2(a)(ii) for such consideration as the Company deems sufficient in the circumstances and to remit to such Person who acquired such Common Interests in violation of this Agreement such portion of such consideration not in excess of 75% thereof as the Company receives in complete satisfaction of such Person's interest in the Company and (ii) in the case of a Person acquiring Preferred Interests or an interest therein, be entitled only to the allocations and distributions with respect to such Interests in accordance with this Agreement or relevant Statement of Preferences but shall have no right to any information or accounting of the affairs of the Company and shall not have any voting or other rights of a Partner under this Agreement or relevant Statement of Preferences; provided, however, that such Person described in this clause (ii) shall be entitled to receive such information and accountings as shall be consented to by the Company, which consent shall not be unreasonably withheld. A Substituted Partner who qualifies pursuant to the provisions hereof shall succeed to all the rights and be subject to all the obligations of the Transferor Partner in respect of the Interests or other interest as to which it was substituted.

                                  SECTION 12.

                               POWER OF ATTORNEY

                    12.1  Appointment of General Partner


                    Each Partner, by becoming a Partner, makes, constitutes and appoints the General Partner as its true and lawful attorney-in-fact, in its name, place and stead, with full power to do any of the following:

                        (a) Execute on its behalf, file and record this Agreement and all amendments to this Agreement made and otherwise approved in accordance with Section 10.3 or otherwise made in accordance with the terms of this Agreement;

                        (b) Prepare, execute on its behalf, verify, file and record amendments to this Agreement made in accordance with the terms of this Agreement or to the books and records of the Company reflecting (i) a change of the name or location of the principal place of business of the Company,
(ii) a change of the name or address of any Partner, (iii) the addition of Partners, (iv) the disposal by a Partner of its Interests in any manner, (v) a Person becoming or ceasing to be a Partner of the Company, (vi) the exercise by any Person of any right or rights hereunder, (vii) the correction of typographical or similar errors, (viii) any other amendments made in accordance with Section 10.3, and (ix) any amendment and restatement of this Agreement reflecting such amendments;

                        (c) Prepare, execute on its behalf and record any amendments to the Certificate that the Investment Manager may deem advisable or necessary;

                        (d) Prepare, execute on its behalf, file and record any other agreements, certificates, instruments and other documents required to continue the Company, to admit Substituted Partners, to liquidate and dissolve the Company in accordance with Section 16, to comply with applicable law, and to carry out the purposes of clauses (a) and (b) above, to the extent consistent with this Agreement; and

                        (e) Take any further action that the General Partner shall consider advisable in connection with the exercise of the authority granted in this Section 12.1.

                    12.2  Nature of Special Power


                    The power of attorney granted under this Section 12 is a special power of attorney coupled with an interest, is irrevocable and may be exercised by the General Partner by listing all of the Partners executing any agreement, certificate, instrument or document with a single signature of such attorney-in-fact acting as attorney-in-fact for all of them. The power of attorney shall survive and not be affected by the Incapacity of a Partner and shall survive and not be affected by the Transfer by a Partner of the whole or a portion of its Interests, except where the Transfer is of all of the Interests and the Transferee thereof with the consent of the Company is admitted as a Substituted Partner; provided, however, that this power of attorney shall survive such Transfer for the sole purpose of enabling any such attorney-in-fact to effect such substitution. This power of attorney does not supersede any part of this Agreement, nor is it to be used to deprive any Partner of its rights hereunder. It is intended only to facilitate the execution of documents and the carrying out of other procedural or ministerial functions.


                                 SECTION 13.

                          BOOKS, RECORDS AND REPORTS

                    13.1  Books

                        (a) The Company shall maintain books and records required by law for the Company at its principal office, which shall be in the United States, and each Partner shall have the right to inspect, examine and copy such books and records at reasonable times and upon reasonable notice for the purposes required by the Investment Company Act relating to trusts or as authorized by the Directors or their delegate. All such books and records may be in electronic format, including the register of Partners and all capital account and accounting records. Upon the request of a Partner, the Company shall promptly deliver to the requesting Partner, at the expense of the Company, a copy of any information which the Company is required by law to so provide in paper or electronic format. Notwithstanding the foregoing inspection rights or any other provision of this Section 13, the Company shall be entitled, as and to the extent permitted by Section 17-305 of the Delaware Act, to keep confidential from the Partners all information such Partners do not have a right to obtain pursuant to the Investment Company Act.

                        (b) A register shall be kept at the Company or any transfer agent duly appointed by or under the direction of the Directors which shall contain the names and addresses of the Partners and the Interests held by them respectively and a record of all authorized transfers thereof. Separate registers shall be established and maintained for each class and each series of each class. Each such register shall be conclusive as to who are the holders of the Interests of the applicable class and series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Partners. No Partner shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Directors as shall keep the register for entry thereon. Except as otherwise provided in any Statement of Preferences, it is not contemplated that certificates will be issued for the Interests; however, the Company may authorize the issuance of certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

                        (c) The Company shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Interests. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Interests.

                        (d) Interests shall be transferable on the records of the Company only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Company or a transfer agent of the Company of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required, including satisfaction of any or all of the requirements of Section 11.2(a) or (b) for the addition or substitution of the Transferee as a Partner. Upon such delivery and satisfaction of such requirements the transfer shall be recorded on the applicable register of the Company. Until such record is made, the Partner of record shall be deemed to be the holder of such Interests for all purposes hereof and none of the Company, the Directors, any transfer agent or registrar or any officer, employee or agent of the Company shall be affected by any notice of the proposed transfer.

                  Any person becoming entitled to any Interests in consequence of the death, bankruptcy, or incompetence of any Partner, or otherwise by operation of law, shall be recorded on the applicable register of Interests as the holder of such Interests upon production of the proper evidence thereof to the Directors or a transfer agent of the Company, but until such record is made, the Partner of record shall be deemed to be the holder of such for all purposes hereof, and neither the Directors nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

13.2     Reports

                        (a) The Company shall prepare and send to Partners to the extent and in the form required by the Investment Company Act and other applicable law or any exchange on which Interests are listed a report of operations containing financial statements of the Company prepared in conformity with generally accepted accounting principles and applicable law and a schedule setting forth the investments of the Company. Common Partners shall receive quarterly reports of operations.

                        (b) Within 60 days after the end of each Fiscal Year, the Company shall communicate in writing to each Partner (i) such information as is necessary to complete such Partner's United States federal and state income tax or information returns and (ii) annual financial statements audited by an accounting firm of national reputation.

                        (c) Further, the Directors may, in their sole and absolute discretion, cause to be prepared (i) such reports or other information as may be necessary with respect to any Partner's qualification for the benefit of any income tax treaty or provision of law reducing or eliminating any withholding or other tax or governmental charge with respect to any Assets and (ii) such other reports and financial statements of the Company as the Directors deem appropriate for informing the Partners about the operations of the Company.

                  The Company shall promptly distribute to the Partners notice of the occurrence of any Default or Event of Default (as defined in the Credit Agreement) under the Credit Agreement.

                        (d) To the extent that the Company has access thereto and in recognition of the various Partners' obligations to comply with certain regulatory requirements, the Company will also provide to each Partner, with reasonable promptness, such other data and information concerning the Company or Company activities in response to a request by any applicable governmental or regulatory agency as from time to time a Partner may reasonably request. If the Company is bound by confidentiality obligations with respect to any information so requested, then the Company shall not be obligated to provide such information. A Partner shall, at the request of the Company, enter into a confidentiality agreement relating to such information.


                                 SECTION 14.

                       VALUATION OF ASSETS AND INTERESTS

                    The value of the Assets of the Company, the amount of liabilities of the Company, the Net Asset Value, and the Net Asset Value of each outstanding Common Interest of the Company shall be determined on each Valuation Date in accordance with generally accepted accounting principles and the Investment Company Act. The method of determination of Net Asset Value shall be determined by or under the supervision of the Board of Directors. The making of Net Asset Value determinations and calculations may be delegated by the Board of Directors.


                                 SECTION 15.

                           BANK ACCOUNTS; CUSTODIAN

                    15.1  Bank Accounts Generally

                    Subject to the requirements of the Investment Company Act, all funds received by the Company may be deposited in one or more Custodial Accounts in the name of the Company at the Custodian. Subject to Section 15.2, disbursements therefrom may be made by the Company in conformity with the purposes of this Agreement and the requirements of the Investment Company Act. The Company may designate from time to time those Persons authorized to execute checks and other items on the Company bank accounts. The funds of the Company shall not be commingled with the funds of any other Person.

                    15.2  Custodian

                        (a) The Company shall appoint one or more Custodians to hold the Assets of the Company in one or more separately identified Custodial Accounts or multiparty arrangements in accordance with the Advisory Agreement, the Co-Advisory Agreement, the Credit Agreement, any Statement of Preferences, the Custodial Agreement and the Pledge and Intercreditor Agreement (each as defined in the Credit Agreement to the extent not defined herein) and in compliance with the requirements of the Investment Company Act and other applicable law. The Custodian shall at all times be responsible for the physical custody of the Assets of the Company and for the collection of interest, dividends and other income attributable to the Assets of the Company. The Company will direct the Custodian to accept settlement instructions issued by the General Partner, the Investment Manager and authorized Persons in accordance with the requirements of the Investment Company Act.

                        (b) Nothing contained in this Agreement shall be construed to authorize or require the Board of Directors, the General Partner or the Investment Manager to take or receive physical possession of any Asset of the Company or to take any action in violation of law, it being understood that the Custodian shall solely be responsible for the safekeeping of the Assets and the consummation of all such purchases, sales and deliveries of the Assets in accordance with this Agreement and the Advisory Agreement, the Co-Advisory Agreement, the Credit Agreement, any Statement of Preferences, the Custodial Agreement and the Pledge and Intercreditor Agreement and in compliance with the requirements of the Investment Company Act and other applicable law.


                                 SECTION 16.

                  DISSOLUTION AND TERMINATION OF THE COMPANY

                    16.1  Dissolution Generally

                    Except as provided in this Agreement, no Partner shall have the right to cause any dissolution of the Company before expiration of its term.

                    16.2  Continuation of Company

                    The Company shall not be dissolved or terminated by the Incapacity of any Partner as such, the Transfer by any Partner of its Interests or the admission of a new or substituted Partner, and the existence and business of the Company shall be continued notwithstanding the occurrence of any such event.

                    16.3  Events Causing Dissolution

                    Subject to the restriction on liquidation set forth in
Section 16.7, the Company may be dissolved prior to the time set forth in
Article 4 after two-thirds of the Directors then in office have approved a resolution therefor, upon approval by Interests having at least 75% of the votes of all of the Interests outstanding on the record date for such meeting, voting as a single class except to the extent required by the Investment Company Act. Notwithstanding the foregoing, the Company shall automatically be merged into the Parent and terminate its existence at such time as, pursuant to receipt of no-action or other appropriate relief from the Securities and Exchange Commission or its staff, the board of directors of the Parent is able to so authorize, the Parent issues Series S Preferred Stock of the Parent to the General Partner or its designee. Each Partner, upon becoming a Partner, consents to such termination and merger, including the exchange by each Preferred Partner of its Preferred Interests for an equivalent amount of preferred shares of the Parent having substantially similar terms and the exchange of the General Partner's Interest for the share or shares of Series S Preferred Stock of the Parent, to the extent any consent of Partners would be required therefor.

                    16.4  Distribution of Assets on Liquidation

                        (a) In liquidating the Company, the Company will make distributions in cash, in kind, or partly in cash and partly in kind as the General Partner, under the supervision of the Board of Directors, may, in its sole discretion, determine; provided, however, that any distribution made partly in cash and partly in kind shall be pro rata among the Partners in proportion to their interests to the extent reasonably practicable and if not reasonably practicable, in such non-pro rata manner as is determined by the Investment Manager, under the supervision of the Board of Directors, to be fair and equitable; provided, further, that the General Partner will use reasonable efforts to make all distributions in kind, if any, in the form of freely tradable securities. The General Partner need not distribute all of the Assets at once, but may make partial distributions and shall not be required to redeem the Preferred Interests prior to making any liquidating distribution in respect of the Common Interests so long as the Company has set aside liquid assets in excess of liabilities sufficient to pay the liquidation preference and all accumulated and unpaid distributions of the Preferred Interests.

                        (b) In connection with the liquidation of the Company, the Assets (after paying or otherwise providing for the claims of creditors of the Company, the Advisory Fees, claims by the Board of Directors, the General Partner, the Investment Manager, the Co-Manager or their respective Affiliated Persons for expenses of the Company paid by any of them, any other liabilities of the Company and reasonable reserves for any anticipated or contingent liabilities or obligations and all accumulated and unpaid distributions on Preferred Interests) shall be distributed to the Partners in accordance with
Section 8.1.

                    16.5  Liquidation Statement

                        (a) Upon compliance by the Company with all applicable requirements for dissolution, the Partners shall cease to be such and the Company shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Company or other appropriate documents evidencing its dissolution and winding up.

                        (b) Notwithstanding anything to the contrary contained herein, if the Board of Directors has been removed or resigned and the Company has been dissolved, any Partner or other Person appointed by the Partners may act as liquidating trustee for the Company during the winding up period, and receive reasonable compensation for such activity, all as approved by the Partners holding Interests that represent a majority of the outstanding Interests.

                    16.6  Director's Liability Upon Dissolution or Removal

                    None of the Directors shall be personally liable for the return of all or any part of the contributions of the Partners to the Company or for any other distributions to be made by the Company. Any such return or distributions shall be made solely from the Assets.

                    16.7  Restriction on Liquidation

                    Notwithstanding anything to the contrary contained herein, for so long as any Series A Preferred Interests are outstanding, the Company shall not liquidate prior to October 10, 2016, without first redeeming in full (or setting aside payment therefor) all outstanding shares of Series A Preferred Interests.


                                 SECTION 17.

                              GENERAL PROVISIONS

                    17.1  Notices and Distributions

                    Except as otherwise provided herein, any notice, distribution, offer or other communication which may be given to any Partner in connection with the Company or this Agreement shall be duly given if reduced to writing and:

                        (a) if to any Partner, when personally delivered, or if sent by mail, postage prepaid, overnight courier or facsimile transmission, when actually received at the last address furnished by such Partner pursuant to Section 2.3 for notice purposes at the time of such mailing, overnight courier or facsimile transmission; and

                        (b) if to the Company, the General Partner or the Board of Directors, sent to 2951 28th Street, Suite 1000, Santa Monica, California 90405, Attention: Howard M. Levkowitz with a copy to the Investment Manager, 2951 28th Street, Suite 1000, Santa Monica, California 90405,
Attention: Howard M. Levkowitz, personally delivered or if sent by mail, overnight courier or facsimile transmission when actually received at the address set forth above or at such other address as the Company, the General Partner or the Board of Directors, respectively, may then have specified in writing to the Company.

                    All distributions to the Partners shall be made to the extent practicable by wire transfer to the accounts specified by the Partners, which accounts may be changed from time to time by written notice to the Company.

                    17.2  Survival of Rights

                    This Agreement shall be binding upon and, as to permitted or accepted successors, Transferees and assigns, inure to the benefit of the Partners and the Company and their respective heirs, legatees, legal representatives, successors, Transferees and permitted assigns, in all cases whether by the laws of descent and distribution, merger, consolidation, sale of assets, operation of law, or otherwise.

                    17.3  Construction

                    The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any Person. 17.4 Section Headings

                    The captions of the sections in this Agreement are for convenience only and shall not be used in construing or interpreting this Agreement.

                    17.5  Agreement in Counterparts

                    This Agreement and any amendments hereto may be executed and delivered by facsimile and in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement, notwithstanding the fact that all Partners are not signatories to the original or the same counterpart.

                    17.6  Governing Law

                    This Agreement has been executed by or on authority of a majority of the Directors and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware, and reference shall be specifically made to the general corporation law of the State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Directors hereunder and any ambiguity shall be viewed in favor of such powers.

                    17.7  Additional Documents

                    Each Partner, upon the request of the Company, agrees to perform all further acts and execute, acknowledge and deliver all further documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement, including but not limited to, acknowledging before a Notary Public any signature heretofore or hereafter made by a Partner.

                    17.8  Severability

                    Should any portion or provision of this Agreement be declared illegal, invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement to the extent practicable while preserving the economic intention of the parties and, in any event, such illegality, invalidity or unenforceability shall not affect the remainder hereof.

                    17.9  Pronouns

                    All pronouns and defined terms and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Persons referred to may require.

                    17.10 Entire Agreement

                    This Agreement, the Statements of Preferences adopted pursuant hereto and the Subscription Agreements executed and delivered by the Partners (i) constitute the entire Agreement of the Partners with respect to the Company and (ii) supersede all prior or contemporaneous written or oral agreements, understandings or negotiations with respect to the Company. The parties hereto acknowledge that the ability of the Partners and of the Company to take certain of the actions contemplated hereby may be limited by the terms of the Credit Agreement and the Statements of Preferences to the extent provided therein.

                    17.11 Arbitration

                    To the extent permitted by law, any dispute relating to this Agreement or the Company which cannot be amicably resolved among the parties to such dispute shall be resolved by binding arbitration conducted in Santa Monica, California or Los Angeles, California in accordance with the rules of the American Arbitration Association then prevailing, and the decisions of the arbitrators shall be final and binding on all the parties. The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be allocated among the parties as determined by the arbitrator.

                    17.12 Waiver of Partition

                    Each Partner hereby irrevocably waives and forfeits any and all rights that it may have, whether arising under contract or statute or by operation of law, to maintain an action for partition of the Company or any of the Assets.

                    17.13 Non-Petition Covenant

                    Each Partner hereby agrees not to cause the filing of a petition in bankruptcy against the Company for any reason until at least 367 days (or, if longer, the preference period then in effect under applicable federal and state law) after the termination of the Credit Agreement (without any replacement thereof).

                    17.14 Filing

                    This Agreement and any amendment (including any supplement) hereto shall be filed in such places as may be required or as the Company deem appropriate. Each amendment shall be accompanied by a certificate signed and acknowledged by an authorized Person stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Company's minute book, be conclusive evidence of all amendments contained therein. A restated Agreement, containing the original Agreement as amended by all amendments theretofore made, may be executed from time to time by an authorized Person and shall, upon insertion in the Company's minute book, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Agreement and the various amendments thereto.

                  IN WITNESS WHEREOF, the Secretary of the Company has hereunto set his hands as of the date first written above.



                                         SECRETARY:


                                         /s/ David A. Hollander
                                         -----------------------------------
                                         David A. Hollander

                                         COMMON PARTNERS:

                                         Those Persons subscribing for Common
                                         Interests and admitted as Partners
                                         by the General Partner:


                                         By:  SVOF/MM, LLC


                                         By:  /s/ Howard Levkowitz
                                              --------------------------------
                                              Name:  Howard Levkowitz
                                              Title: Authorized Signatory



                                         PREFERRED PARTNERS:

                                         Those Persons subscribing for
                                         Series A Preferred Interests and
                                         admitted as Partners by the
                                         General Partner:


                                         By:  SVOF/MM, LLC


                                         By:  /s/ Howard Levkowitz
                                              --------------------------------
                                              Name:  Howard Levkowitz
                                              Title: Authorized Signatory

                                  APPENDIX A

           Statement of Preferences of Series A Preferred Interests

                                  APPENDIX B

                          Form of Notice of Transfer


                                    [Date]


Tennenbaum Opportunities Partners V, LP
c/o Tennenbaum Capital Partners, LLC
2951 28th St. Suite 1000
Santa Monica, California  90405
Attention:  Howard M. Levkowitz
Fax: (310) 566-1010
Tel: (310) 566-1004

Ladies and Gentlemen:


This is to advise you that [_______________] (the "Purchaser") will purchase (contingent only upon the approval of such purchase by Tennenbaum Opportunities Partners V, LP, a Delaware limited partnership (the "Company")) in a private resale (the "Purchase") from [___________________] (the "Seller") [insert number or amount] of [Common Interests (the "Interests")] issued pursuant to the Partnership Agreement of the Company dated as of [ ] (as amended, modified or supplemented from time to time, the "Partnership Agreement"). Capitalized terms used herein and not defined have the respective meanings assigned to them in the Partnership Agreement, a copy of which has been provided to the undersigned by the Seller. Seller has also provided to the Purchaser the Confidential Private Placement Memorandum, dated [ ], relating to the Interests of the Company, together with any supplements thereto (the "Confidential Private Placement Memorandum").

The undersigned hereby irrevocably agrees, represents and warrants on behalf of the Purchaser that:

1. The Purchaser has been provided with and has truthfully and accurately completed and returned to the Investment Manager a subscription agreement, which is attached hereto, and the representations and warranties made by the Purchaser in such subscription agreement, including, without limitation, the representations and warranties relating to the Purchaser's status as an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and as a "qualified client" within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, accurately describe the status of the Purchaser. The Purchaser understands that the Company and the Investment Manager will rely on the representations and warranties made by the Purchaser in the subscription agreement in determining the eligibility of the Purchaser to purchase the Interests.

2. If the Purchaser resells or transfers all or any portion of the Interests, the Purchaser will obtain from each purchaser or transferee a letter containing the same representations and agreements as set forth herein and will have such purchaser or transferee complete a subscription agreement.

3. The Purchaser (i) hereby agrees that this Transfer Certificate may be attached to the Partnership Agreement and (ii) by executing and delivering this Transfer Certificate, with the consent of the Company, hereby becomes a Substituted Partner under the Partnership Agreement and agrees to be bound by all the terms thereof.

4. The Purchaser hereby constitutes and appoints the Investment Manager its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Purchaser and in its name, place and stead, in any and all capacities, to take any and all actions as are authorized by the power of attorney contained in the Partnership Agreement.

         The power of attorney granted hereby shall be deemed an irrevocable special power of attorney, coupled with an interest, which the Investment Manager may exercise for the Purchaser by the signature of the Company or by listing the Purchaser as a Partner, and executing any instrument with the signature of the Company as attorney-in-fact for the Purchaser.

5. The Purchaser agrees to bear all of the Company's expenses and costs incurred in connection with the Transfer and substitution, including all legal fees and filing fees.

Very truly yours,

[Name of Purchaser]



                                             Address:
By:  _______________________________         _________________________________
     Name:
     Title:                                  _________________________________

This Transfer Certificate shall constitute (i) the notice of Transfer required under subsection 11.2(a)(iv) of the Partnership Agreement and (ii) the instrument of transfer required under subsection 13.1(d) of the Partnership Agreement.

 [Name of Seller]


                                             Address:
By:  _______________________________         _________________________________
     Name:
     Title:                                  _________________________________

The undersigned, on behalf of the Company, hereby acknowledges receipt of this Transfer Certificate and acknowledges and agrees that this Transfer Certificate shall constitute the notice of Transfer required under subsection 11.2(a)(iv) of the Partnership Agreement and the instrument of transfer required under subsection 13.1(d) of the Partnership Agreement. The undersigned, on behalf of the Company, hereby consents to the Transfer which is the subject of this notice of Transfer pursuant to subsections 11.2(a)(v) and 11.2(b)(i) of the Partnership Agreement and hereby acknowledges and agrees that the Purchaser shall become a Substituted Partner under the Partnership Agreement pursuant to subsection 11.2(b) of the Partnership Agreement. The proper authorized Person of the Company will record on the books and records of the Company the Purchaser as a Partner of the Company.



By:  Tennenbaum Capital Partners, LLC,
     Investment Manager of Tennenbaum
     Opportunities Partners V, LP


By:  ___________________________
     Name:
     Title:

                                  Appendix C

                             Schedule of Partners

Common Partners:                                               % Interest
---------------                                                ----------
Tennenbaum Opportunities Fund V, LLC                           100%




Series A Preferred Partners:                                   No. of Shares
----------------------------                                   -------------